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                                                                  EXHIBIT 10.11

                           STANDARD FORM OFFICE LEASE

         THIS LEASE is made as of the 2nd day of January, 1996, by and between Landlord and Tenant.

                              W I T N E S S E T H:

     1.  Terms and Definitions.

         For the purposes of this Lease, the following terms shall have the following definitions and meanings:

         (a) LANDLORD: HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP, a Delaware limited partnership.

         (b) LANDLORD'S ADDRESS:

         Howard Hughes Corporation
         1635 Village Center Circle
         Suite 140
         Las Vegas, Nevada  89134
         Attn:  Barbara Helgren

         (c) TENANT: WILLIAMS-SONOMA, INC., a California corporation.

         (d) TENANT'S ADDRESS:                           Copy to:

         Williams-Sonoma, Inc.                Irell & Manella
         3250 Van Ness Avenue                 1800 Avenue of the Stars, #900
         San Francisco, California  94109     Los Angeles, California  90067
         Attn:  Mr. Patrick Connolly          Attn:  Sandra G. Kanengeiser, Esq.

         (e) PREMISES ADDRESS: 10,000 Covington Cross Drive, Las Vegas, Nevada (subject to confirmation upon receipt of a building permit for the Improvements).

         (f) PREMISES: Those certain premises defined in Subparagraph 2(a) hereinbelow.

         (g) APPROXIMATE RENTABLE SQUARE FEET WITHIN IMPROVEMENTS: 35,867.

         (h) TERM: Ten (10) Lease Years, with three (3) five (5) year options to extend.

         (i) IMPROVEMENTS: Those improvements constructed by Landlord as set forth in the Work Letter.

         (j) ESTIMATED COMMENCEMENT DATE: August 1, 1996.

         (k) COMMENCEMENT DATE: Subject to Tenant Delays, as defined in the Work Letter Agreement, the date upon which the Improvements have been substantially completed as determined by Landlord's architect or space planner. The Improvements shall be deemed substantially completed upon (i) completion of the Improvements other than the Punch List Items, (ii)
     receipt of a Certificate of Occupancy or Temporary Certificate of Occupancy (or its equivalent) for the Improvements and (iii) Tenant's receipt of written notice from Landlord specifying the date upon which Landlord projects that the Improvements will be substantially completed, which notice
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     shall be delivered by Landlord at least five (5) business days, but no more than thirty (30) days, prior to the projected date for substantial completion.

         (l) ANNUAL BASIC RENT; MONTHLY BASIC RENT:

        Lease Years     Annual Basic Rent       Monthly Basic Rent
            1-5            $529,396.92              $44,116.41

           6-10            $598,261.56              $49,855.13

         (m) OPERATING EXPENSES ALLOWANCE: Operating Expenses for calendar year 1996. In the event the Landlord has not incurred Operating Expenses during the entire 1996 calendar year, then Landlord will annualize those Operating Expenses incurred during the partial calendar year in order to determine the Operating Expenses Allowance.

         (n) PERMITTED USE: Any use permitted by applicable law which is consistent with other uses then existing within The Crossing Business Center in Las Vegas, Nevada (the "PROJECT") and subject to Paragraph 8 below.

         (o) BROKERS: CB Commercial Real Estate Services.

         (p) LANDLORD'S CONSTRUCTION REPRESENTATIVE: Frank Beck.

         (q) TENANT'S CONSTRUCTION REPRESENTATIVE: Susan Browne.

         (r) LEASE YEAR: A period of twelve (12) consecutive months, the first such period commencing on the Commencement Date and consecutive periods beginning on each consecutive anniversary thereof.

         (s) EXHIBITS: "A" through "G" inclusive, which Exhibits are attached to this Lease and are incorporated herein by this reference.

     2.  Premises Leased.

         (a) Initial Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the parcel of real property legally described on Exhibit "A" attached hereto and outlined on the Site Plan attached hereto as Exhibit "B", and all improvements from time to time located thereon, including the Improvements to be constructed by Landlord as described in the Work Letter Agreement attached hereto as Exhibit "C" (the "PREMISES"), said Premises being agreed, for the purposes of this Lease, to have the number of rentable square feet as designated in Subparagraph 1(g) (subject to adjustment as provided in Exhibit "D" attached hereto). Upon the Commencement Date, Landlord and Tenant shall compile a list of incomplete and/or corrective Improvement items (collectively, "PUNCH LIST ITEMS"), which items Landlord shall complete and/or correct promptly thereafter and Landlord shall remain responsible for the completion and/or correction of such items. In addition, Landlord shall be responsible, at Landlord's sole cost and expense, for any latent defects in the Improvements and for any other defects disclosed in writing by Tenant to Landlord within the first year after the Commencement Date. Landlord shall construct the Improvements in compliance with all laws in effect at the time of construction.

         The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

         (b) Expansion Premises. Tenant shall have the option ("EXPANSION OPTION") to cause Landlord to expand the Premises to accommodate an additional 17,920 rentable square feet of improved space, together with parking areas for an additional 135

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     cars, in the location depicted on Exhibit "B" attached hereto and described in Exhibit "A" attached hereto (the "EXPANSION PREMISES"). The Expansion Option shall not, at Landlord's election, be exercisable if Tenant is in default under Paragraph 25 of this Lease at the time Tenant attempts to exercise the Expansion Option. The Expansion Option is personal to the Tenant named in Subparagraph 1(c) ("ORIGINAL TENANT") or to any "Affiliate Assignee" (as that term is defined in Paragraph 26 below) and may not be exercised by any other person or entity. In order to exercise the Expansion Option, Tenant must deliver written notice ("EXPANSION NOTICE") thereof to Landlord prior to the expiration of the third (3rd) Lease Year. Upon Tenant's timely exercise of the Expansion Option, Landlord shall cause the construction of the Expansion Premises in accordance with the terms of the Work Letter Agreement, except that: (i) the Preliminary Plans prepared pursuant to Paragraph 2.2 of the Work Letter Agreement shall be based upon the preliminary plans for the original Improvements; (ii) the Allowance shall be the product of $25.00 per rentable square foot of the improvements to be constructed for the Expansion Premises multiplied by a fraction, the numerator of which is the number of months remaining in the initial Term following the Estimated Commencement Date for the Expansion Premises, and the denominator of which is one hundred twenty (120); (iii) the schedule set forth in Paragraph 6 of the Work Letter Agreement will be modified as mutually agreed by Landlord and Tenant in good faith as soon as reasonably possible after the date of Landlord's receipt of the Expansion Notice and
     (iv) Paragraph 7.2 of the Work Letter Agreement shall not apply to construction of the Expansion Premises. Subject to applicable laws, the Base Improvements provided by Landlord for the Expansion Premises shall be substantially the same as the Base Improvements provided by Landlord for the original Improvements. The Estimated Commencement Date for the
     Expansion Premises will be twelve (12) months following the date of Landlord's receipt of the Expansion Notice; provided, however, that upon request from Tenant, Landlord shall use commercially reasonable efforts to accelerate construction of improvements in the Expansion Premises. The actual Commencement Date for Tenant's lease of the Expansion Premises will be the date upon which the Expansion Premises has been substantially completed as determined by Landlord's architect or space planner (as substantial completion is defined in Subparagraph 1(k) above and subject to acceleration for Tenant Delays). The Term of Tenant's lease of the Expansion Premises shall be co-terminous with the Term of Tenant's lease of the original Premises. Effective upon the Commencement Date for the Expansion Premises, (i) the Expansion Premises shall become a portion of the Premises for all purposes under this Lease, (ii) Annual Basic Rent shall be increased by an amount equal to the product of the then-current Annual Basic Rent (on a rentable square foot basis) multiplied by the rentable square footage contained in the improvements to be constructed for the Expansion Premises and (iii) the Operating Expenses Allowance shall be increased by an amount equal to the product of the Operating Expenses Allowance (on a rentable square foot basis) multiplied by the rentable square footage contained in the improvements to be constructed for the Expansion Premises.

         (c) Service Facilities. Landlord reserves the right, and Tenant shall have no right, of access to the Service Facilities, as defined in Subparagraph 14(a)(ii).

     3.  Term.

         (a) Initial Term. The Term of this Lease shall be for the period designated in Subparagraph 1(h) commencing on the Commencement Date, and ending on the expiration of such period, unless such Term shall be sooner terminated or extended as hereinafter provided. The Commencement Date and the date upon which the Term of this Lease shall end shall be determined in accordance with the provisions of Subparagraph 1(k) and said dates will be specified in Landlord's Notice of Lease Term Dates ("NOTICE"), in the form of Exhibit "E" attached hereto, and shall be served upon Tenant as provided in Paragraph 9, after Landlord delivers or tenders possession of the Premises to Tenant and Tenant has accepted possession of the Premises in accordance with the terms of this Lease. The Notice shall be binding upon Tenant unless Tenant objects to the Notice in writing, served upon Landlord as provided for in Paragraph 9 hereof, within ten (10) business days of Tenant's receipt of the Notice.

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         (b) Options to Extend.

             (i) Option Rights. Landlord hereby grants to Tenant three (3) options ("EXTENSION OPTIONS") to extend the Lease Term for periods of five
     (5) years each ("OPTION TERMS"). The Extension Option shall not, at Landlord's election, be exercisable if Tenant is in default under Paragraph 25 of this Lease after expiration of applicable cure periods at the time Tenant attempts to exercise the Extension Option or, following such exercise, prior to the commencement of the Option Term. The Extension Option is personal to the Original Tenant or any assignee of the Original Tenant's entire interest in this Lease where such assignment is permitted pursuant to Paragraph 26 below and may not be exercised by any other person or entity. Provided Tenant has properly and timely exercised an Extension Option, the then current Term shall be extended for the period specified above, and all terms, covenants and conditions of this Lease shall remain unmodified and in full force and effect except that Annual Basic Rent payable by Tenant during the Option Term shall be adjusted as set forth in Subparagraph 2(b)(ii). In no event shall Tenant be entitled to exercise the second (2nd) Extension Option unless Tenant has properly and timely exercised the first Extension Option and in no event shall Tenant be entitled to exercise the third (3rd) Extension Option unless Tenant has properly and timely exercised the first and second (2nd) Extension Options. In no event shall Tenant be entitled to extend the Lease Term beyond the third (3rd) Option Term.

             (ii) Option Rent. The Annual Basic Rent payable by Tenant during the Option Term (the "OPTION RENT") shall be one hundred percent (100%) of the "Fair Market Rental Rate" for the Premises; however, the Annual Basic Rent for the Option Term shall not be below the Annual Basic Rent payable for the Lease Year immediately preceding the Option Term. The term "FAIR MARKET RENTAL RATE" shall mean the annual amount that a willing, non-equity, third-party tenant would pay and a willing, comparable landlord would accept, on a non-renewal basis, at arm's length, for space unencumbered by any other tenant's expansion rights, which space is comparable to the Premises and similarly improved in projects of comparable age, size and quality in Las Vegas, Nevada, including The Crossing Business Center ("COMPARABLE PROJECTS"), giving appropriate consideration to appropriate concessions and to all economic terms, such as annual rental rates, escalation clauses (including type, such as net, base year or expense stop), abatement provisions reflecting free rent, if any, parking terms and availability, length of lease term, size and location of premises being leased, and other generally acceptable terms and conditions for the tenancy of the space in question (but without any deduction for the absence of an obligation of the landlord to pay a brokerage commission if a comparable transaction does not include such an obligation). The parties agree that if Landlord is not obligated to pay a broker's commission in connection with an Extension Option, that the Fair Market Rental Rate shall reflect that Landlord will be entitled to retain fifty percent (50%) of the savings resulting from the fact that no such commission (calculated at the rate then generally paid for comparable transactions in Comparable Projects) is paid and that Tenant is entitled to the remaining fifty percent (50%) of the savings from the fact that no such commission is being paid.

             (iii) Exercise of Options. The Extension Options shall be exercised by Tenant, if at all, only in the following manner: (A) Tenant shall deliver written notice to Landlord not more than fifteen (15) months nor less than eleven (11) months prior to the expiration of the initial Term (or preceding Option Term, as applicable) stating that Tenant is interested in exercising the Extension Option, (B) Landlord, after receipt of Tenant's notice, shall deliver notice (the "OPTION RENT NOTICE") to Tenant within forty-five (45) days after Landlord's receipt of such notice from Tenant setting forth Landlord's initial determination of the Option Rent, which shall be applicable to this Lease during the Option Term; and (C) if Tenant wishes to exercise the Extension Option, Tenant shall, on or before the date occurring thirty (30) days after Tenant's receipt of the Option Rent

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     Notice, exercise the Extension Option by delivering written notice thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, object in writing to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Subparagraph 2(b)(iv) below.

             (iv) Determination of Option Rent. In the event Tenant timely objects in writing to the Option Rent initially determined by Landlord, Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within forty-five (45) days following Tenant's objection to the Option Rent (the "OUTSIDE AGREEMENT DATE"), then each party shall submit to the other party a separate written determination of the Option Rent within five (5) days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with clauses (A) through (G) below. Failure of Tenant or Landlord to submit a written determination of the Option Rent within such five (5) day period shall conclusively be deemed to be the non-determining party's approval of the Option Rent submitted within such five (5) day period by the other party.

                   (A) Each party shall, within ten (10) days following the Outside Agreement Date, appoint a licensed, disinterested M.A.I. Appraiser having substantial experience with comparable buildings in Las Vegas, Nevada (a "QUALIFIED APPRAISER") and give written notice of such appointment to the other. If either party fails to notify the other of the appointment of its Qualified Appraiser within the time period specified above, then the Qualified Appraiser appointed shall be the sole appraiser to determine the Option Rent;

                   (B) In the event two (2) Qualified Appraisers are chosen as herein provided, the Qualified Appraisers so chosen shall meet within ten (10) business days after they are appointed as aforesaid, and, if within ten (10) business days after such first meeting, the two (2) Qualified Appraisers fail to come to a mutual determination as to the appropriate Option Rent, they themselves shall appoint a third Qualified Appraiser, who shall be a competent and disinterested person with qualifications similar to those required of the first two (2) Qualified Appraisers as herein provided. In the event the first two (2) Qualified Appraisers fail to agree upon and select a third Qualified Appraiser within ten (10) days after the expiration of said ten (10) day period, the third Qualified Appraiser shall be selected by any judge with authority under Nevada law and the parties shall not raise any questions or objections as to such judge's full power, jurisdiction, and authority to select said Qualified Appraiser;

                   (C) Within ten (10) days after appointment of the third Qualified Appraiser, each of the three (3) Qualified Appraisers selected shall state in writing his or her respective opinion as to the appropriate Option Rent, supported by the reasons therefor with counterpart copies to each party;

                   (D) The Qualified Appraisers shall arrange for a simultaneous exchange of such determinations promptly. The opinion as to the Option Rent which is the furthest from the middle value shall be excluded and the Option Rent for purposes hereof shall be the average of the remaining two (2) opinions and shall constitute the decision of the Qualified Appraisers and be final and binding on Landlord and Tenant; provided, however, that if both other opinions are equally distant in opposite directions from the middle value, then the middle value shall constitute the Option Rent. The Qualified Appraisers shall give written notice to the parties stating their determination, and shall furnish to each

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         party a signed copy of such determination. The Qualified Appraisers shall have no power to modify the provisions of this Lease.

                   (E) In the event of a failure, refusal or inability of any Qualified Appraiser to act, a successor shall be appointed by the party who originally appointed the Qualified Appraiser, but in the case of the third Qualified Appraiser, the third Qualified Appraiser's successor shall be appointed in the same manner as provided for appointment of the third Qualified Appraiser. Each party shall pay the fees and expenses of the party's own Qualified Appraiser and shall share equally the fees and expenses of the third Qualified Appraiser and all other expenses of the appraisal.

     4.  Possession.

         Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises to Tenant on the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, except as expressly provided in Paragraph 7.2 of Exhibit "C".

     5.  Annual Basic Rent.

         Tenant agrees to pay Landlord as Annual Basic Rent for the Premises the Annual Basic Rent designated in Subparagraph 1(l) in twelve (12) equal monthly installments, each in advance on the first day of each and every calendar month during the Term, except that the first full month's rent shall be paid upon the execution hereof. In the event the Term of this Lease commences or ends on a day other than the first day of a calendar month, then the rental for such periods shall be prorated in the proportion that the number of days this Lease is in effect during such periods bears to thirty (30), and such rental shall be paid at the commencement of such periods. In addition to said Annual Basic Rent, Tenant agrees to pay the amount of the rental adjustments as additional rent when hereinafter provided in this Lease. Said Annual Basic Rent, additional rent, and rental adjustments shall be paid to Landlord, without any prior demand therefor and without any deduction or offset whatsoever (except as expressly provided in this Lease), in lawful money of the United States of America, which shall be legal tender at the time of payment, at the address of Landlord designated in Subparagraph 1(b) or to such other person or at such other place as Landlord may from time to time designate in writing. Further, all charges to be paid by Tenant hereunder, including, without limitation, payments for Operating Expenses and repairs shall be considered additional rent for the purposes of this Lease, and the word "RENT" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Annual Basic Rent is referenced.

     6.  Rental Adjustment.

         (a) For the purposes of this Subparagraph 6(a), the following terms are defined as follows:

         Operating Expenses Allowance. Operating Expenses Allowance shall mean that portion of the Operating Expenses which Landlord has included in the Annual Basic Rent and which amount is set forth in Subparagraph 1(m) above.

         Operating Expenses. Operating Expenses shall consist of all direct costs of operation and maintenance of the Premises, as determined by standard accounting practices, consistently applied, including the following costs by way of illustration, but not limitation: real property taxes and assessments and any taxes or assessments hereafter imposed in lieu thereof; rent taxes, gross receipt taxes (whether assessed against Landlord or assessed against Tenant and collected by Landlord, or both); relamping; the net cost and expense of insurance obtained by Landlord under Paragraph 21(d) below (provided, however, that such insurance may be obtained by Landlord for the entirety of The Crossing Business Center in which case Landlord shall reasonably prorate the cost and expense of such insurance to each separate building within The Crossing Business Center project based upon square footage of either land or improvements); security (but

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     nothing contained herein shall be deemed to require Landlord to provide security); labor; the cost (fully amortized over useful life in accordance with generally accepted accounting principles together with interest at the rate of Landlord's cost of borrowing unsecured funds, as of the date of installation of the Improvements or commencement of the replacement or repair, on the unamortized balance) of (a) any capital improvements made to the Premises by the Landlord, with Tenant's consent, which are designed to reduce other Operating Expenses by an amount at least equal to the amortized cost of such improvement, or made to the Premises by Landlord to comply with any governmental law or regulation that was not applicable to the Improvements at the time they were constructed, or (b) replacement or repair of any building equipment (but not repair or replacement of the roof, any exterior or other load bearing walls or the foundation of the Improvements) needed to operate the Premises at the same quality levels as prior to the replacement or repair; costs incurred in the management of the Premises (including without limitation supplies, wages and salaries of employees used in the management, operation and maintenance of the Premises, and payroll taxes and similar governmental charges with respect thereto, management office rental (which shall be reasonably allocated to all projects managed from such office) and a management fee not to exceed four percent (4%) of Landlord's gross revenues from the Premises) but Operating Expenses shall not include a parking management fee if Landlord hires a third party to manage parking; supplies, materials, equipment, tools, repair and maintenance of those portions of the Premises for which Landlord is responsible to clean, repair and maintain pursuant to this Lease, including the obligations of Landlord under Subparagraphs 15(b) and 18(a) (but not any costs attributable to repairs made by Landlord pursuant to Paragraph 2(a)); rental of personal property used in maintenance; costs and expenses of gardening and landscaping; maintenance of signs (other than Tenant's signs); personal property taxes levied on or attributable to personal property used in connection with the Premises; assessments against the Premises pursuant to CC&Rs; and costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning (including cleaning of exterior windows), and similar items related to the Premises (including, without limitation, the parking areas). Notwithstanding anything to the contrary contained in this Lease or the CC&Rs, in no event shall Operating Expenses include any costs related to common areas of the Project. To the extent that the cost of any repairs or maintenance (but not any start-up corrections attributable to new construction) performed during the 1996 base year is covered by warranties or guaranties, then for any period of time during the Term in which such warranties or guaranties are not in effect, the cost of such repairs and maintenance shall be included in the 1996 base year Operating Expenses for purposes of computing Tenant's obligations under Paragraph 6(b) below. In addition, if Landlord elects to carry a type of insurance as an Operating Expense, and if such type of insurance was not carried during the 1996 base year, then during such periods that such new type of insurance premiums are so included in a comparison year, Operating Expenses for the 1996 base year shall be deemed to be increased by the amount of the premium for comparable coverage which would have been payable had the coverage been carried during the 1996 base year. Further, the same treatment shall be applied to material elements of Operating Expenses which are added voluntarily by Landlord to Operating Expenses on or after January 1, 1997, and the inclusion of such amounts in Operating Expenses for the 1996 base year shall only include the amount Landlord would have incurred had such items been included in Operating Expenses during the 1996 base year, with any increases being an additional Operating Expense payable by Tenant pursuant to Paragraph 6(b) below. Real property taxes for the 1996 base year shall be calculated as if the initial Improvements were complete throughout the entire year. Finally, Operating Expenses shall not include the following:

             (i) bad debt expenses and interest, principal, points and fees on debts (except in connection with the financing of items which may be included in Operating Expenses) or amortization on any mortgage or mortgages or any other debt instrument encumbering the Premises;

             (ii) real estate brokers' leasing commissions;

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             (iii)   the cost of providing any service to the extent directly
     paid by Tenant;

             (iv) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

             (v) costs of any items (including, but not limited to, costs incurred by Landlord for the repair of damage to the Premises) to the extent Landlord receives reimbursement from insurance proceeds or from a third party, except that any commercially reasonable deductible amount under any insurance policy shall be included within Operating Expenses;

             (vi) costs of capital improvements, except those expressly set forth in the definition of Operating Expenses above;

             (vii) rentals and other related expenses for leasing equipment (except when needed in connection with normal repairs and maintenance of the Premises) which if purchased, rather than rented, would constitute a capital improvement not includable in Operating Expenses pursuant to this Lease;

             (viii) depreciation, amortization and interest payments, except as specifically included in Operating Expenses pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

             (ix) costs incurred by Landlord for alterations (including structural additions), repairs (including, without limitation, capital repairs resulting from casualty but including in Operating Expenses insurance deductibles expended for such repairs), equipment and tools which are of a capital nature and/or which are considered capital improvements or replacements under generally accepted accounting principles, consistently applied, except as specifically includable in Operating Expenses pursuant to the terms of this Lease;

             (x) Landlord's general corporate overhead and general and administrative expenses;

             (xi)    advertising and promotional expenditures;

             (xii) janitorial costs, electric power costs or other utility costs to the extent Tenant pays such costs directly pursuant to Paragraph 18 below;

             (xiii) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or file returns when due;

             (xiv) costs arising from Landlord's charitable or political contributions;

             (xv) costs necessitated by or resulting from the negligence of Landlord, or any of its agents, employees or independent contractors;

             (xvi)   any ground lease rental;

             (xvii)  all costs associated with any hazardous waste remediation;

             (xviii) any reserves; and

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             (xix) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services for the Premises (other than a management fee) to the extent the same exceeds the cost of such goods and/or services generally charged by unaffiliated third parties on a competitive basis.

         As used herein, the term "REAL PROPERTY TAXES" shall include any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, penalty, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, including, but not limited to, the following:

             (i) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

             (ii) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real estate tax, recognizing that real property taxes shall also include any governmental assessments or contributions towards a governmentally required cost/sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies, and it is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease, including, without limitation, those calculated to increase tax increments to governmental agencies or to pay for such services as fire protection, street, sidewalk and road maintenance, refuse removal or other governmental services which may have been formerly provided without charge to property owners or occupants;

             (iii) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the State, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

             (iv) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises (but not any documents requested by Landlord);

             (v) any assessment, fee, levy or charge by any governmental agency related to any transportation plan, fund or system instituted within the geographic area of which the Premises are a part (provided that all assessments which may be paid in installments shall be included in Operating Expenses under the assumption that such assessments are paid by Landlord in the maximum number of installments permitted by law whether or not such assessments are actually paid in installments); or

             (vi) reasonable legal and other professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce real property taxes, but only to the extent of the reduction reasonably anticipated by Landlord as a result of such proceedings.

         Notwithstanding any provision of this Subparagraph 6(a) expressed or implied to the contrary, "real property taxes" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes.

         (b) By the first day of March of each calendar year during the Term of this Lease, or as soon thereafter as is reasonably possible (but in any event prior to July 1) Landlord shall deliver to Tenant a statement, itemized on a line item basis ("ESTIMATE STATEMENT"), wherein Landlord shall estimate the Operating Expenses for the current calendar year, and the amount, if any, by which the Operating Expenses are in excess of the Operating Expenses Allowance. Provided, however, if Landlord determines that the Operating Expenses for such current calendar year are greater than that set forth in the Estimate Statement, then Landlord may deliver on the first day of June, September, or December, as appropriate, a revised Estimate Statement and Tenant shall pay to Landlord, within thirty (30) days of the delivery of such revised Estimate Statement, the difference between such revised Estimate Statement and the original Estimate Statement for the portion of the current calendar year which has then expired, and Tenant shall pay during the balance of such current calendar year through February of the succeeding calendar year a fraction of the balance of such difference as would fully amortize such excess over the remaining months of the then current calendar year through and including February of the succeeding calendar year. If the Operating Expenses estimated in the Estimate Statement exceed the Operating Expenses Allowance, then such excess amount shall be divided into twelve (12) equal monthly installments and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of such statement, an amount equal to one (1) monthly installment multiplied by the number of months from January in the calendar year in which said statement is submitted (or, from the calendar month of the Commencement Date for the first year of the Term) to the month of such payment, both months inclusive. Subsequent installments shall be paid concurrently with the regular monthly rent payments for the balance of the calendar year and shall continue until the next calendar year's Estimate Statement is rendered. By the first day of March of each succeeding calendar year during the Term of this Lease or as soon thereafter as is reasonably possible (but in any event prior to July 1), Landlord shall deliver to Tenant a statement ("ACTUAL STATEMENT") wherein Landlord shall state the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals a greater increase in Operating Expenses than was estimated by Landlord in the Estimate Statement delivered as provided herein, then upon receipt of the Actual Statement from Landlord, Tenant shall pay a lump sum equal to said total increase over the Operating Expenses Allowance, less the total of the monthly installments of increases set forth on the Estimate Statement which were paid in the previous calendar year. If, in any calendar year, Operating Expenses are less than the preceding calendar year, then upon receipt of Landlord's Actual Statement, any overpayment made by Tenant on the monthly installment basis provided above shall be credited toward the next monthly rent falling due and the monthly installment of Operating Expenses to be paid pursuant to the then current Estimate Statement shall be adjusted to reflect such lower expenses for the most recent calendar year, or if this Lease has been terminated, such excess shall be credited against any amount which Tenant owes Landlord pursuant to this Lease and, to the extent all amounts which Tenant owes Landlord pursuant to this Lease have been paid, Landlord shall promptly pay such excess to Tenant. Any delay or failure by Landlord in delivering any estimate or statement pursuant to this Subparagraph 6(b) shall not constitute a waiver of its right to require an increase in rent nor shall it relieve Tenant of its obligations pursuant to this Subparagraph 6(b), except that (i) the failure of Landlord to deliver to Tenant the Actual Statement for any calendar year by that date which is two (2) years after the last day of such calendar year shall preclude Landlord from enforcing its rights under this Paragraph 6 against Tenant only with respect to those Operating Expenses for which Landlord or Landlord's employees, agents or contractors (including, without limitation, any person or entity that manages the Premises for Landlord) was solely responsible for the determination and calculation thereof, and (ii) Tenant shall not be obligated to make any payments based on such estimate or statement until thirty (30) days after receipt of such estimate or statement. Tenant or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm) designated by Tenant may, after reasonable notice to Landlord and at reasonable times, inspect and photocopy Landlord's records relating to Operating Expenses at Landlord's offices or wherever records are located, provided that Tenant is not then in default after expiration of all applicable cure periods (or if Landlord contends that Tenant is in default, no good faith dispute exists between Landlord and

Tenant as to whether Tenant is in default) and provided further that Tenant and such accountant shall, and each of them shall, use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord's records in strict confidence. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord's records one (1) time during any twelve (12) month period. In the event Tenant shall dispute the amount set forth in the Actual Statement described above in this Subparagraph 6(b), Tenant shall have the right not later than eighteen (18) months following receipt of such Actual Statement to cause Landlord's books and records with respect to the preceding calendar year to be audited by a certified public accountant mutually acceptable to Landlord and Tenant. The amounts payable under this Subparagraph 6(b) by Landlord to Tenant or by Tenant to Landlord as the case may be shall be appropriately adjusted on the basis of such audit plus interest from the date of payment until the date of adjustment at the "Interest Rate". The term "INTEREST RATE" means the lesser of
(a) the "Prime Rate" or "Reference Rate" announced from time to time by Bank of America (or such reasonable comparable national banking institution as is selected by Landlord in the event Bank of America ceases to exist or to publish a Prime Rate or Reference Rate), plus two percent (2%), or (b) the maximum rate permitted by law. If such audit discloses a liability for further refund by Landlord to Tenant in excess of five percent (5%) of the Operating Expenses for any calendar year, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be borne by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Subparagraph 6(b) within eighteen (18) months of receipt of Landlord's Actual Statement, such Actual Statement shall be conclusively binding upon Landlord and Tenant.

         Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Operating Expenses for the year in which this Lease terminates, Tenant shall pay, within thirty (30) days after receipt of written notice, any increase due over the estimated expenses paid and conversely any overpayment made in the event the estimated expenses paid exceed actual expenses shall be credited against any amount which Tenant owes Landlord pursuant to this Lease and, to the extent all amounts which Tenant owes Landlord pursuant to this Lease have been paid, Landlord shall promptly refund such overpayment to Tenant.

         Notwithstanding anything contained in this Paragraph 6, Tenant shall not be entitled to any credit or payment from Landlord in the event that Operating Expenses are less than the Operating Expenses Allowance for any calendar year.

     7.  Security Deposit.

         Intentionally Omitted.

     8.  Use.

             (a) Tenant shall use the Premises for the use specified in Subparagraph 1(n), and shall not use or permit the Premises to be used for any other purpose. Notwithstanding anything to the contrary contained herein, in no event shall any portion of the Premises be used for gaming purposes including, without limitation, slot machines or other gaming equipment. Tenant shall not use or occupy the Premises in violation of such Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Premises or The Crossing Business Center, or of any recorded covenants, conditions and restrictions ("CC&RS") recorded as of the date of this Lease and affecting the Premises or of any law or of the Certificate of Occupancy issued for the Premises, and shall, upon five (5) days written notice from Landlord, discontinue any use of the Premises which is in violation of any CC&Rs or is declared by any governmental authority having jurisdiction to be a violation of any law or of said Certificate of Occupancy. Landlord agrees that any Rules and Regulations or CC&Rs added to the Premises after the date of this Lease, or any modification to the existing Rules and Regulations or CC&Rs after the date of this Lease, shall not increase Tenant's obligations under this Lease nor decrease Tenant's rights under this Lease. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Premises without Landlord's consent, which shall not be unreasonably withheld. Subject to Landlord's repair obligations under Paragraph 15(b) below, Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Premises and/or property located therein and shall comply with all rules, orders, regulations and requirements of any applicable fire rating bureau or any other organization performing a similar function, to the extent such rules, orders, regulations and requirements apply to the interior of the Improvements. Tenant shall promptly upon demand reimburse Landlord as additional rent for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Paragraph 8. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of The Crossing Business Center, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance, ordinary wear and tear excepted. Tenant shall not place a load upon the Premises exceeding the average pounds of live load per square foot of floor area specified for the Premises by Landlord's architect, with the partitions to be considered part of the live load. Landlord reserves the right to prescribe the weight and position of all safes, files and heavy equipment which Tenant desires to place in the Premises so as to distribute properly the weight thereof.

             (b) Landlord represents and warrants to Tenant that (i) Tenant's use of the Premises on a 24-hour per day, 7-day per week basis is not prohibited by any document of record, (ii) easements recorded on the Premises as of the date of this Lease shall not interfere with the Improvements contemplated in Exhibit "C" and (iii) any easements voluntarily added by Landlord to the Premises after the date of this Lease shall not interfere with any Improvements in parking of Tenant. Landlord shall defend, indemnify and hold Tenant harmless against and from any and all costs, expenses, liabilities and claims arising from the breach of the foregoing representations and warranties.

     9.  Payments and Notices.

             (a) All rents and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated by Landlord in Subparagraph 1(b) above or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the address designated in Subparagraph 1(d) or to Landlord at both of the addressees designated in Subparagraph 1(b). Either party may by written notice to the other specify a different address for notice purposes. If more than one person or entity constitutes the "Tenant" under this Lease, service of any notice upon any one of said person or entities shall be deemed as service upon all of said persons or entities.

             (b) Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any monthly installment of Annual Basic Rent is not received by Landlord by the date when due, or if Tenant fails to pay any other sum of money due hereunder and such failure continues for ten (10) days after written notice thereof by Landlord, Tenant shall pay to Landlord, as additional rent, the sum of five percent (5%) of the overdue amount as a late charge.

     Such overdue amount shall also bear interest, as additional rent, at the maximum rate permissible by law calculated, as appropriate, from the date either (a) the monthly installment of Annual Basic Rent is due, or (b) ten
     (10) days after receipt of said notice, until the date of payment to Landlord. Landlord's acceptance of any late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or any law now or hereafter in effect.

     10. Brokers.

         The parties recognize that the brokers who negotiated this Lease are the brokers whose names are stated in Subparagraph 1(o), and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said brokers, and that Tenant shall not have responsibility therefor. As part of the consideration for the granting of this Lease, each party represents and warrants to the other that to such party's knowledge no other broker, agent or finder negotiated or was instrumental in negotiating or consummating this Lease and that such party knows of no other real estate broker, agent or finder who is, or might be, entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of either party whom such party has failed to disclose herein shall be paid by the non-disclosing party. Each party shall hold the other harmless from all damages and indemnify the other for all said damages paid or incurred by the other resulting from any claims that may be asserted against such party by any broker, agent or finder undisclosed herein.

     11. Holding Over.

         If Tenant holds over after the expiration or earlier termination of the Term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to one hundred fifty percent (150%) of the Annual Basic Rent which would be applicable to the Premises upon the date of such expiration (subject to adjustment as provided in Paragraph 6 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a holdover hereunder or result in a renewal. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

     12. Taxes on Tenant's Property.

         Tenant shall be liable for and shall pay at least ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessments which Landlord shall have the right to do regardless of the validity thereof, but only upon prior notice to Tenant and under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event, at Tenant's sole cost and expense, Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount so recovered to belong to Tenant.

     13. Condition of Premises.

         Intentionally Omitted.

     14. Alterations.

         The parties acknowledge that this Paragraph 14 shall apply only to Changes made after the Commencement Date, that the design and construction of the initial Improvements shall be governed by the Work Letter Agreement attached hereto as Exhibit "C" and that this Paragraph 14 shall not apply to the design and construction of the initial Improvements.

             (a) Tenant may, at any time and from time to time during the Term of this Lease but subject to Landlord's approval pursuant to Subparagraph 14(b), at its sole cost and expense, make alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively called "CHANGES") in and to the Premises, on the following conditions, and providing such Changes will not result in a violation of or require a change in the Certificate of Occupancy (or its equivalent) applicable to the Premises:

                 (i) The outside appearance, character or permitted use of the Premises shall not be affected, and no Changes shall weaken or impair the structural strength or, in the reasonable opinion of Landlord, lessen the value of the Premises or create the potential for unusual expenses to be incurred upon the removal of Changes and the restoration of the Premises upon the termination of this Lease.

                 (ii) The proper functioning of any of the mechanical, electrical, sanitary and other service systems or installations of the Premises ("SERVICE FACILITIES") shall not be adversely affected and there shall be no construction which might interfere with Landlord's free access to the Service Facilities or interfere with the moving of Landlord's equipment to or from the enclosures containing the Service Facilities.

                 (iii) In performing the work involved in making such Changes, Tenant shall be bound by and observe all of the conditions and covenants contained in this Paragraph 14.

                 (iv) All work shall be done at such times and in such manner as Landlord from time to time may reasonably designate.

                 (v) Tenant shall not be permitted to install and make part of the Premises any materials, fixtures or equipment which are subject to liens, conditional sales contracts or chattel mortgages.

                 (vi) At the date upon which the Term of this Lease shall end, or the date of any earlier termination of this Lease, Tenant shall on Landlord's written request (which request must be made, if at all, at the time of Landlord's consent to the Change) restore the Premises to their condition prior to the making of any Changes permitted by this Paragraph 14, reasonable wear and tear excepted.

             Notwithstanding the foregoing, Tenant may make Changes which do not affect the Service Facilities of the Improvements, the exterior appearance of the Improvements, or structural aspects of the Improvements which cost One Hundred Thousand Dollars ($100,000.00) or less ("COSMETIC CHANGES") upon at least fifteen (15) days prior written notice to Landlord, but without the necessity of obtaining Landlord's prior written consent thereto.

             (b) Before proceeding with any Change (exclusive of Cosmetic Changes), Tenant shall submit to Landlord, for Landlord's written approval, plans and specifications, including any applicable mechanical, electrical and plumbing drawings, for the work to be done. Landlord's approval shall not be unreasonably withheld. If Landlord shall disapprove of any of Tenant's plans, Tenant shall be advised of the reasons for such disapproval. In any event, Tenant agrees to pay to Landlord, as additional rent, the actual and reasonable cost of Landlord's third party consultants for review of such plans and specifications, immediately upon receipt of invoices either from Landlord or such consultants. Any Change for which approval has been received shall be performed in accordance with the approved plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Following construction of the work, Tenant shall prepare or cause to be prepared, at Tenant's expense, a "record set" of as-built plans reflecting the actual construction of the work.

             (c) After Landlord's written approval has been sent to Tenant, Tenant shall enter into an agreement for the performance of the work to be done pursuant to this Paragraph 14 with a contractor reasonably approved by Landlord. All subcontractors used by the contractor shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Tenant's contractors shall obtain on behalf of Tenant and at Tenant's sole cost and expense, (i) all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion, and (ii) for Changes reasonably expected to cost in excess of One Hundred Thousand Dollars ($100,000.00), a completion and lien indemnity bond, or other surety, satisfactory to Landlord, for the Changes. In the event Tenant shall request any changes in the work to be performed after the submission of the plans referred to in this Paragraph 14, such changes shall be subject to the same approvals and notices as the Changes initially submitted by Tenant.

             (d) If Tenant requests Landlord to act as general contractor for any Changes, and if Landlord agrees to so act as general contractor, Tenant shall pay to Landlord for Landlord's services in connection with the work performed pursuant to this Paragraph 14, a fee equal to fifteen percent (15%) of the total cost of the Changes, and Landlord's reasonable overhead related thereto. If Landlord does not perform as such general contractor, in addition to the requirement that Tenant pay the actual and reasonable cost of Landlord's third-party consultants as specified in Paragraph 14(b) above, Tenant shall pay to Landlord, as additional rent, an hourly fee reasonably determined by Landlord for any personnel of Landlord or its affiliates who are involved in overseeing and/or reviewing Tenant's Change.

             (e) All Changes and the performance thereof shall at all times comply with (i) all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental authorities, agencies, offices, departments, bureaus and boards having jurisdiction thereof, (ii) all rules, orders, directions, regulations and requirements of any applicable fire rating bureau, or of any similar insurance body or bodies, and (iii) all rules and regulations of Landlord, and Tenant shall cause Changes to be performed in compliance therewith and in good and first class workmanlike manner, using materials and equipment at least equal in quality to the original installations of the Premises. Changes shall be performed in such manner as not to delay or impose any additional expense upon Landlord in construction, maintenance or operation of the Premises, and shall be performed by contractors or mechanics approved by Landlord pursuant to this Paragraph 14, who shall coordinate their work in cooperation with any other work being performed by Landlord with respect to the Premises. Throughout the performance of Changes, Tenant, at its expense, shall carry, or cause its contractors to carry, worker's compensation insurance in statutory limits, and general liability insurance for any occurrence in or about the Premises, of which Landlord and its managing agent shall be named as additional parties insured, in such limits as Landlord may reasonably prescribe. Such policies shall comply with Paragraph 21(b) hereof.

             (f) Tenant further covenants and agrees that any mechanic's lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof, at the cost and expense of Tenant. All permanently installed alterations, decorations, additions or improvements upon the Premises, made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Term hereof, except that Landlord may by written notice to Tenant, given concurrently with Landlord's consent to the Change, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair any damage to the Premises arising from such removal and if Tenant fails to so remove such items at the end of the Term, Tenant shall pay to the Landlord all of Landlord's costs of such removal and repair.

             (g) All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease Term, provided that Tenant shall repair any damage caused by such removal. If Tenant shall fail to remove all of its effects from said Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and reasonable attorney's fees and storage charges on such effects for any length of time that the same shall be in Landlord's possession or Landlord may, at its option, without notice, but subject to the rights of equipment lessors (where Landlord has been notified of such rights) sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the expense incident to the removal and sale of said effects.

             (h) Nothing contained in this Paragraph 14 shall be deemed to relieve Tenant of any duty, obligation or liability with respect to making any repair, replacement or improvement or complying with any laws, order or requirement of any government or other authority and nothing contained in this Paragraph 14 shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Premises or any part thereof other than as otherwise provided in this Lease.

     15. Repairs.

             (a) Subject to Subparagraph 15(b), Tenant shall, when and if needed or whenever reasonably requested by Landlord to do so, at Tenant's sole cost and expense, maintain and make all repairs to the Premises and every part thereof, to keep, maintain and preserve the Premises in the same condition as when received, excepting ordinary wear and tear. Any such maintenance and repairs shall be performed by Landlord's designated contractor, or by a contractor reasonably approved by Landlord, at Tenant's option. Tenant shall upon the expiration or sooner termination of the Term hereof surrender the Premises to Landlord in the same condition as when received, reasonable wear and tear excepted. Except as provided elsewhere in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises except as specifically herein set forth.

             (b) Anything contained in Subparagraph 15(a) above to the contrary notwithstanding, Landlord shall, as an Operating Expense (to the extent permitted by Paragraph 6 above and otherwise at Landlord's sole cost and expense), repair and maintain in good condition those portions of the Premises consisting of the "Base Improvements," as described in the Work Letter Agreement, and all areas of the Premises located outside of the Improvements (including, without limitation, parking areas), unless such maintenance and repairs are caused in part or in whole by the neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance unless such failure shall persist for an unreasonable time (under the circumstances) after written notice of the need of such repairs or maintenance is given to Landlord by Tenant and Landlord shall use commercially reasonable efforts to minimize any interference or interruption in Tenant's business resulting from any such repairs or maintenance. Landlord agrees not to make any repairs within the Improvements during the months of November and December, except where such repairs are required by law to be made at that time, required by an emergency or otherwise requested by Tenant. Except as provided in Paragraph 15(c) below and in Paragraph 22 and in Paragraph 25(e) hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises or in or to fixtures, appurtenances and equipment therein. Except as provided in Paragraph 15(c) below, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

             (c) If Tenant provides notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repairs and/or maintenance as set forth in Paragraph 15(b) above, and Landlord fails to provide such action as required by the terms of this Lease, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days notice (or immediately after notice in the case of an emergency) to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest at the Interest Rate. In the event Tenant takes such action, and such work will affect the Service Facilities, structural integrity of the Improvements or exterior appearance of the Improvements, Tenant shall use only those contractors used by Landlord in the Improvements for such work unless such contractors are unwilling or unable to perform such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable first-class projects in Las Vegas, Nevada. Further, if Landlord does not deliver a detailed written objection to Tenant, within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Monthly Basic Rent payable by Tenant under this Lease, the amount set forth in such invoice together with interest at the Interest Rate. If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from Rent, but as Tenant's sole remedy, Tenant may proceed to institute legal proceedings against Landlord to collect the amount set forth in the subject invoice. In the event Tenant prevails in such legal proceedings against Landlord and receives a final judgment against Landlord, then Landlord shall pay such judgment to Tenant within thirty (30) days of such judgment being entered. If such judgment is not so paid when due, then Tenant shall be entitled to deduct from Monthly Basic Rent next due and payable by Tenant the amount of such final judgment, together with interest, at the Interest Rate from the date of entry of such judgment until the date of such deduction.

     16. Liens.

         Tenant shall not knowingly permit any mechanic's, materialmen's or other liens to be filed against the real property of which the Premises form a part nor against the Tenant's leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed and are not discharged by Tenant by bond or otherwise within thirty (30) days after the filing thereof, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by

Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord.

     17. Entry by Landlord.

         Subject to Landlord's agreement to minimize any disturbance of Tenant's use of the Premises by exercise of the following rights, Landlord reserves and shall at any and all times have the right to enter the Premises upon reasonable notice to Tenant (except that no notice shall be required in the case of an emergency) to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers accompanied by Landlord or, during the last nine (9) months of the Term of this Lease, to prospective tenants accompanied by Landlord, to post notices of nonresponsibility, or to repair the Premises, all without being deemed guilty of any eviction of Tenant, and may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Except as expressly provided to the contrary in this Lease, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safe, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decoration except as otherwise expressly agreed herein to be performed by Landlord. Landlord shall, in the exercise of its rights under this Paragraph 17, use commercially reasonable efforts to minimize any disturbance of Tenant's use and possession of the Premises and to provide as much notice to Tenant as may be reasonably possible prior to any such exercise of Landlord's rights under this Paragraph 17.

     18. Utilities and Services.

             (a) Cleaning and Maintenance. During the Term, Tenant shall, at its own expense, keep all interior portions of the Premises in a neat and clean condition, including, but not limited to, removal of debris and garbage from the Premises with a refuse removal company reasonably approved by Landlord and cleaning of all interior windows and window frames of the Premises. Tenant shall separately contract at its sole expense for janitorial services for all interior portions of the Premises with reputable, bonded janitorial contractors in accordance with the maintenance standards set forth in this Lease. Landlord shall keep the exterior portions of the Premises in a neat and clean condition.

             (b) Utilities. During the Term, Tenant shall provide in the Premises at its own expense, water, gas, electricity, sewer, and other necessary utilities and services, and Tenant shall make payment directly to the entities providing such utilities and services. Landlord, at Landlord's sole cost and expense, shall pay any fees necessary to bring utilities to the Leased Premises for construction of the Base Improvements; provided, however, that any utility fees incurred in connection with the Tenant Improvements (including, without limitation, any sewer connection fees) shall be a Work Cost charged to the Allowance.

             (c) Interruption of Utilities. Tenant agrees that, except as provided in Paragraph 15(c) above and Paragraph 19 and Paragraph 25(e) below, Landlord shall not be liable for damages, by abatement of rent or otherwise, for failure, delay, diminution or interruption of any utilities or services for any reason, and such failure, delay, diminution or interruption shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying rent or performing any of its obligations under this Lease. Furthermore, except as provided in Paragraph 19 below, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for any injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to any such failure, delay, diminution or interruption of such utilities or services.

     19. Indemnification.

         Tenant hereby agrees to defend, indemnify and hold Landlord harmless against and from any and all loss, cost, liability, damage or expense including, but not limited to, penalties, fines, attorneys' fees and costs (collectively, "CLAIMS") arising from Tenant's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant, its agents, contractors, employees or invitees in or about the Premises. Notwithstanding the foregoing, Tenant shall not be required to defend, indemnify and hold Landlord harmless from any Claims to any person, property or entity to the extent resulting from the negligence or willful misconduct of Landlord or its agents, employees or licensees in connection with Landlord's activities at the Premises (except for damage to the Tenant Improvements and Tenant's personal property, trade fixtures, furniture and equipment in the Premises, to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease). The Claims for which Tenant is not required to defend, indemnify and hold Landlord harmless pursuant to the immediately preceding sentence may be referred to herein as "OVERRIDDEN CLAIMS." Landlord hereby indemnifies, agrees to defend and holds Tenant harmless from any Overridden Claims, provided that with respect to Base Improvements, because Landlord is required to maintain insurance on the Base Improvements and Tenant compensates Landlord for such insurance as part of Operating Expenses and because of the existence of waivers of subrogation set forth in Paragraph 21(g) below, Landlord hereby indemnifies, agrees to defend and holds Tenant harmless from any Claims to the Base Improvements to the extent that such Claim is covered by such insurance, even if resulting from the negligent acts, omissions or willful misconduct of Tenant or those of its agents, employees or licenses. Similarly, since Tenant must carry insurance pursuant to Paragraph 21(a) below to cover its personal property within the Premises and the Tenant Improvements, Tenant hereby indemnifies and holds Landlord harmless from any Claim to any property within the Improvements, to the extent such Claim is covered by such insurance, even if resulting from the negligent acts, omissions or willful misconduct of Landlord or those of its agents, employees or licensees. In case any action or proceeding may be brought against Landlord or Tenant by reason of any such Claim, Landlord or Tenant (as the case may be) upon notice from the other hereby agrees to defend the same at their expense by counsel reasonably approved in writing by the other.

     20. Damage to Tenant's Property.

         Except as provided elsewhere in this Lease to the contrary, Landlord or its agents shall not be liable for any damage to property entrusted to employees of Landlord or Landlord's manager, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises or from the pipes, appliances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other patent or latent cause whatsoever. Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or of defects therein or in the fixtures or equipment located therein.

     21. Insurance.

             (a) Tenant at its sole cost and expense shall, during the entire Term hereof, obtain, maintain and keep in full force and effect, the following insurance:

                 (i) Property insurance including fire, extended coverage, vandalism, malicious mischief and all risks coverage upon property of every description and kind owned by Tenant and located in the Premises or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, leasehold improvements, alterations, furniture, fixtures and any other personal property, in an amount not less than eighty percent (80%) of the full replacement cost thereof.

                 (ii) A policy of Comprehensive Liability Insurance coverage to include personal injury, broad form property damage, premises/operations, owner's protective coverage, host liquor liability insurance, blanket contractual liability, products and completed operations liability and owned/non-owned auto liability, in limits not less than Two Million Dollars ($2,000,000) inclusive. Such policy shall name Landlord, Landlord's managing agent and Landlord's mortgagees as additional insureds and shall contain the following provision:

                 "Such insurance as afforded by this policy for the benefit of Landlord shall be primary as respects any claims, losses or liabilities arising out of the use of the Premises by the Tenant or by Tenant's operation and any insurance carried by Landlord shall be excess and non-contributing."

                 (iii) Loss of income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises as a result of such perils.

                 (iv) Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself, but in no event shall (A) such increased amounts of insurance or such other reasonable types of insurance be in excess of that required by landlords of comparable projects in Las Vegas, Nevada nor (B) Landlord require an increase in the insurance limits described in this Paragraph (a) above during the first five (5) years of the Term.

             (b) All policies shall be taken out with insurers reasonably acceptable to Landlord and in form satisfactory from time to time to Landlord. Tenant agrees that certificates of insurance or, if required by Landlord or the mortgagees of Landlord, certified copies of each such insurance policy, will be delivered to Landlord as soon as practicable after the placing of the required insurance, but in no event later than ten
     (10) days after Tenant takes possession of all or any part of the Premises, including possession taken under Paragraph 4 hereof. All policies shall contain an undertaking by the insurers to notify Landlord and the mortgagees of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof.

             (c) In the event of damage to or destruction of the Premises entitling either party to terminate this Lease pursuant to Paragraph 22 hereof, Tenant will immediately pay to Landlord all of Tenant's insurance proceeds relating to leasehold improvements and alterations (but not to Tenant's trade fixtures, equipment, furniture or other personal property) in the Improvements.

             (d) Landlord covenants and agrees that throughout the Term, it will insure the Premises (including the Base Improvements, but excluding any property with respect to which Tenant is obligated to insure pursuant to the provisions of Subparagraph 21(a) above) against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts (but not less than eighty percent (80%) of replacement cost as to property insurance) with such reasonable deductibles as would be carried by a prudent owner of a similar building in Las Vegas, Nevada. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or the mortgagees of Landlord may reasonably determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums with respect to the Premises, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord, although Landlord shall use such proceeds in the repair and reconstruction of the Premises unless Landlord elects to terminate this Lease pursuant to Paragraph 22. Landlord will not carry insurance of any kind on Tenant's furniture or furnishings or on any equipment of Tenant under this Lease, and except as provided in Paragraph 19 above, Landlord shall not be obligated to repair any damage thereto or replace the same.

             (e) Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

             (f) If any insurance policy carried by Landlord, as provided by Subparagraph 21(d) above, shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced, in any way by reason of the use or occupation of the Premises or any part thereof by Tenant or by any assignee or subtenant of Tenant or by anyone permitted by Tenant to be upon the Premises and, if Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after written notice thereof, Landlord may, at its option enter upon the Premises and attempt to remedy such condition and Tenant shall forthwith pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located in the Premises as a result of such entry. In the event that Landlord shall be unable to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Subparagraph 21(f), if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligations hereunder and Landlord shall have no obligation to attempt to remedy such default.

             (g) Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises and the insurance required to be obtained by Tenant pursuant to the provisions of Subparagraph 21(a)(iii) above shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

     22. Damage or Destruction.

             (a) (i) In the event the Premises are damaged by fire or other perils covered by insurance required to be carried by Landlord under this Lease and if the damage thereto is such that the Premises may be repaired, reconstructed or restored within a period of two hundred seventy (270) days from the date Landlord learns of the necessity for repairs as a result of the damage, Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration is such as to require a period longer than such two hundred seventy (270) day period or if Paragraph 22(e) below applies, Landlord either may elect to so repair, reconstruct or restore the Premises and this Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore the Premises and this Lease shall in such event terminate. Under any of the conditions of this Subparagraph 22(a), Landlord shall give written notice ("DAMAGE NOTICE") to Tenant of its intention within sixty (60) days from the date Landlord learns of the necessity for repairs as a result of the damage. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance for the leasehold improvements and alterations to the extent required to repair the damage; provided, however, that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In the event Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such destruction.

                 (ii) If Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided in Paragraph 22(a)(i) above, and the repairs cannot, in the reasonable opinion of Landlord as stated in the Damage Notice, be completed within two hundred seventy (270) days after being commenced (which 270-day period shall not be subject to extension as a result of any Force Majeure), Tenant may elect, no earlier than sixty (60) days after the date of Tenant's receipt of the Damage Notice and not later than ninety (90) days after the date of Tenant's receipt of the Damage Notice, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be more than sixty
         (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant have terminated this Lease, and the repairs are not actually completed within such 270-day period, Tenant shall have the right to terminate this Lease within five (5) business days of the end of such period and thereafter during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the "DAMAGE TERMINATION NOTICE"), effective as of a date set forth in the Damage Termination Notice (the "DAMAGE TERMINATION DATE"), which Damage Termination Date shall not be less than five (5) business days following the end of such period or each such month, as the case may be. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord's reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.

             (b) Upon any termination of this Lease under any of the provisions of this Paragraph 22, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have theretofore accrued and are then unpaid.

             (c) In the event of repair, reconstruction and restoration by Landlord as herein provided, the rent provided to be paid under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration. Except as provided in Paragraph 19 to the contrary, Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

             (d) Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 22.

             (e) In the event that damage is due to any cause other than fire or other peril covered by extended coverage insurance or required to be insured by Landlord under Paragraph 21(d) above, Landlord may elect to terminate this Lease.

             (f) It is hereby understood that if Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Premises (i) which were originally provided at Landlord's expense or (ii) which were required to be insured by Landlord hereunder or (iii) for which Landlord has received insurance proceeds from insurance required to be carried by Tenant hereunder or (iv) which were damaged as a result of the negligence or willful misconduct of Landlord or of its agents, contractors or employees (provided that this Subparagraph (f) is not intended to, and shall not, relieve Tenant's insurance carriers of their obligations, to the extent such carriers are required to pay for the cost of repair of any such damage), and the repair and restoration of all other items shall be the obligation of Tenant.

             (g) Notwithstanding anything to the contrary contained in this Paragraph 22, Landlord shall not have any obligations whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph 22 occurs during the last twelve (12) months of the Term of this Lease or any Option Term unless Tenant exercises, in accordance with Paragraph 3(b)(iii), an available Extension Option to extend the then current Term for the upcoming Option Term on or before the date which is sixty (60) days after the date of Tenant's receipt of the Damage Notice.

             (h) The provisions of this Lease, including this Paragraph 22, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, and any statute or regulation with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises.

     23. Eminent Domain.

             (a) In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof (including, without limitation, the parking areas of the Premises), shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking and, except as provided in this Paragraph 23(a) below, Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant and Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Paragraph shall be deemed to give Landlord any interest in any award separately made to Tenant for the taking of personal property and trade fixtures belonging to Tenant or for moving costs incurred by Tenant in relocating Tenant's business or any other item Tenant is entitled to recover under law or at equity provided that Landlord and Tenant shall each be entitled to receive fifty percent (50%) of the "bonus value" of the leasehold estate in connection therewith, which bonus value shall be equal to the sum paid by the condemning authority as the award for compensation for taking the leasehold created by this Lease.

             (b) In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the

     Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Paragraph 34 with respect to surrender of the Premises and upon such payment shall be excused from such obligations. For purposes of this Subparagraph 23(b), a temporary taking shall be defined as a taking for a period of one hundred eighty (180) days or less.

     24. Bankruptcy.

         If Tenant shall file a petition in bankruptcy under federal bankruptcy law as then in effect, or if Tenant is adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee be appointed of Tenant's property and the order appointing such receiver or trustee not be set aside or vacated within thirty (30) days after the entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors, or if this Lease shall otherwise by operation of law pass to any persons other than Tenant, then and in any such event Landlord may, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord, forthwith terminate this Lease, and notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall upon such termination be entitled to recover damages in the amount provided in Subparagraph 25(b) below and neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall forthwith quit and surrender the Premises to Landlord. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as damages by reason of any such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of damages recoverable under the provisions of this Paragraph 24.

     25. Defaults and Remedies.

             (a) After the passage in full of the cure periods described below, the occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

                 (i)   The abandonment of the Premises by Tenant.

                 (ii) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under Nevada law.

                 (iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 25(a)(i) or (ii) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of and not in addition to, any notice required under Nevada law; provided, further, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                 (iv) (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

             (b) In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, including, without limitation, Landlord's right to continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

                 (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                 (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                 (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                 (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

             As used in Subparagraphs 25(b)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law per annum. As used in Subparagraph 25(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

             (c) In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant for such period of time as may be required by applicable law after which time Landlord may dispose of such property in accordance with applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 25(c) shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

             (d) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

             (e) (i) Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and shall thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

             (ii) In the event that Tenant is prevented from using, and does not use, the Improvements or any portion thereof, as a result of any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Commencement Date and required by the Lease, which substantially interferes with Tenant's use of the Premises (an "ABATEMENT EVENT"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive days after the giving of any such notice or ten (10) days after the giving of any such notices in any twelve (12) month period (the "ELIGIBILITY PERIOD"), then the Monthly Basic Rent and Tenant's obligation to pay any Operating Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Improvements that Tenant is prevented from using, and does not use, bears to the total rentable area of the Improvements; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Improvements for a period of time in excess of the Eligibility Period and the remaining portion of the Improvements is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Monthly Basic Rent and Tenant's obligation to pay for Operating Expenses shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Improvements. If, however, Tenant reoccupies any portion of the Improvements during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Improvements bears to the total rentable area of the Improvements, shall be payable by Tenant from the date Tenant reoccupies such portion of the Improvements. To the extent Tenant is entitled to abatement without regard to the Eligibility Period, because of an event described in Paragraphs 22 or 23 of this Lease, then the Eligibility Period shall not be applicable.

     26. Assignment and Subletting.

         Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent, which shall not be unreasonably withheld. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable, at Landlord's election, and shall constitute a default. For purposes hereof, in the event Tenant is a partnership, a withdrawal or change of partners, or change of ownership of partners, owning more than a fifty percent (50%) interest in the partnership, or if Tenant is a closely held corporation (i.e., a corporation which is not publicly traded), any transfer of fifty percent (50%) or more of its stock, shall constitute a voluntary assignment and shall be subject to these provisions. A change of partners owning less than fifty percent (50%) interest in a partnership, or a transfer of less than fifty percent (50%) of a corporation's stock, may also be deemed to constitute a voluntary assignment subject to these provisions (but not where the corporation is publicly traded) if it results in a change of control of the partnership or corporation. No consent to an assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Paragraph. Tenant shall notify Landlord in writing of Tenant's intent to assign this Lease, or encumber, or sublease Tenant's interest in the Premises, the name of the proposed assignee or sublessee, information concerning the financial responsibility of the proposed assignee or sublessee and the terms of the proposed assignment or subletting, and Landlord shall, within fifteen (15) days of receipt of such written notice, and additional information reasonably requested by Landlord concerning the proposed assignee's or sublessee's financial responsibility, elect one of the following:

             (a) Consent to such proposed assignment, encumbrance or sublease;
     or

             (b) Refuse such consent, which refusal shall be on reasonable grounds.

         Without limiting Landlord's grounds for disapproval, Landlord's disapproval shall be deemed reasonable if it is based on Landlord's analysis that (x) the proposed assignee's or sublessee's credit, character and reputation is not consistent with the quality of the Project or (y) the assignee or sublessee's use and occupancy of the Premises will be inconsistent with Subparagraph 1(n) and Paragraph 8 of the Lease. As a condition for granting its consent to any assignment, encumbrance or sublease, Landlord may require that the assignee or sublessee remit directly to Landlord, on a monthly basis, all monies due to Landlord as provided in this Paragraph 26 below. In the event that Landlord shall consent to an assignment or sublease under the provisions of this Paragraph 26, Tenant shall pay Landlord's reasonable processing costs and attorneys' fees incurred in giving such consent, not to exceed One Thousand Five Hundred Dollars ($1,500.00) during the initial ten (10) year Term. If for any proposed assignment or sublease Tenant receives rent or other consideration, whether cash or any other form whatsoever, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, and after deducting any reasonable out-of-pocket costs incurred by Tenant in connection with such assignment or sublease, Tenant shall pay to Landlord as additional rent hereunder fifty percent (50%) of the excess value of each such payment of rent or other consideration received by Tenant promptly after its receipt. Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under this Lease. Occupancy of all or part of the Premises by parent, subsidiary, or affiliated companies of Tenant shall not be deemed an assignment or subletting. In addition, notwithstanding anything to the contrary contained in this Lease, neither (i) an assignment of Tenant's interest under this Lease to a transferee of all or substantially all of the assets of Tenant,
(ii) an assignment of Tenant's interest under this Lease to a transferee which is the resulting entity of a merger, reorganization or consolidation of Tenant with another entity, nor (iii) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls or is under common control with Tenant), shall require Landlord's consent nor shall result in an obligation of Tenant to share any consideration from such transaction with Landlord, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee and that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. Any assignee of Tenant's interest under this Lease for which Landlord's consent is not required as provided in this Paragraph 26 above may be referred to herein as an "AFFILIATE ASSIGNEE."

     27. Quiet Enjoyment.

         Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions aforesaid on Tenant's part to be observed and performed under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease, free from any person claiming by, through or under Landlord.

     28. Subordination.

         Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any first mortgagee with a lien on the Premises or any ground lessor with respect to the Premises, this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises or the land upon which the Premises are situated or both, (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Premises, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security, and (c) any CC&Rs (as defined in Paragraph 8) affecting the Premises provided that any CC&Rs added to the Premises after the date of this Lease, or any modification to the existing CC&Rs after the date of this Lease, shall not increase Tenant's obligations under this Lease nor decrease Tenant's rights under this Lease. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. Landlord hereby agrees to provide Tenant with commercially reasonable non-disturbance and attornment agreements which expressly honor provisions in this Lease concerning the application of insurance and condemnation proceeds from any mortgage holders or deed of trust beneficiaries who later come into existence at any time prior to expiration of the Term in consideration of, and as a condition precedent to, Tenant's agreement to subordinate its interest to such mortgage or deed of trust. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, if requested by the ground lessor, mortgagee or beneficiary, as applicable, attorn to and become the Tenant of the successor in interest to Landlord and in such event Tenant's right to possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and all other amounts required to be paid to Landlord pursuant to the terms hereof and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing Tenant's agreement to attorn as set forth in this Paragraph 28 and the priority or subordination of this Lease with respect to any such CC&Rs, ground leases or underlying leases or the lien of any such mortgage or deed of trust.

     29. Estoppel Certificate.

         Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement, in a form substantially similar to the form of Exhibit "F" attached hereto, certifying: (i) the Commencement Date of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) the fact that, to Tenant's actual knowledge, there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 29 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein, including Tenant's interest. In connection with a proposed assignment or sublease by Tenant, or any other transfer of substantially all of Tenant's assets or stock, Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same period of time as set forth in this Paragraph 29(a) above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender.

     30. Building Planning.

         Intentionally Omitted.

     31. Rules and Regulations.

         Tenant shall faithfully observe and comply with all reasonable rules and regulations from time to time put into effect by Landlord as it deems reasonably necessary or appropriate in its sole discretion (the "RULES AND REGULATIONS"). Landlord shall apply any such Rules and Regulations on a non-discriminatory basis and Landlord agrees that any such Rules and Regulations shall not deprive Tenant of rights expressly provided to Tenant under this Lease nor increase any obligations of Tenant under this Lease.

     32. Choice of Law.

         This Lease shall be governed by and construed pursuant to the laws of the State of Nevada.

     33. Successors and Assigns.

         Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     34. Surrender of Premises.

         The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all alterations and additions thereto broom- clean, in good order, repair and condition, reasonable wear and tear excepted, and shall comply with the provisions of Subparagraphs 14(g). The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

     35. Professional Fees.

         In the event that Landlord should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or should either party bring suit against the other with respect to matters arising from or growing out of this Lease, then all reasonable, out-of-pocket costs and expenses, including without limitation, professional fees such as appraisers', accountants' and attorneys' fees, incurred by the prevailing party therein shall be paid by the other party.

     36. Performance by Tenant.

         Intentionally Omitted.

     37. Mortgage and Senior Lessor Protection.

         No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release of such obligations or a termination of this Lease unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises and to the lessor under any master or ground Lease covering the Premises or any interest therein whose identity and address shall have been furnished to Tenant in writing, and (b) Tenant offers such beneficiary, mortgagee or lessor a reasonable opportunity to cure the default, which cure period shall not extend for more than sixty (60) days beyond the thirty (30) day cure period provided to Landlord pursuant to Paragraph 25(e)(i) above. However, this Paragraph 37 is not intended to, and shall not, extend any of the time periods for rental abatement specified in Paragraph 25(e)(ii) above.

     38. Definition of Landlord.

         The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Premises. In the event of any transfer, assignment or other conveyance or transfers of any such title or interest, and assumption of Landlord's obligations under this Lease by the assignee/transferee, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title or interest shall have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

     39. Waiver.

         The failure of Landlord to seek redress for violation of, or to insist upon strict performance of, any term, covenant or condition of this Lease or the Rules and Regulations shall not be deemed a waiver of such violation or prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

     40. Identification of Tenant.

         Unless the provisions of Paragraph 54 hereinbelow are applicable to this Lease, if more than one entity executes this Lease as Tenant, (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreement of this Lease to be kept, observed and performed by Tenant, and (b) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or so received such notice or refund or so signed.

     41. Parking and Transportation.

             (a) Tenant shall have the right to use all parking areas located upon the Premises, subject to such parking rules and regulations as Landlord deems reasonably necessary or appropriate in its sole discretion for the operation of said parking. Landlord may refuse to permit any person who violates with unreasonable frequency the parking rules and regulations to park in the parking areas, and any violation of the rules shall subject the car to removal. Tenant agrees to use its best efforts to acquaint all employees and visitors with the parking rules and regulations. Landlord shall have no responsibility for damage to cars in the parking areas, except as provided in Paragraph 19.

             (b) Tenant agrees that it will cooperate in governmentally required programs to reduce peak levels of commuter traffic. Such programs may begin prior to the Commencement Date and may include, but shall not be limited to, an annual survey of commuter practices; designation of an employee of Tenant as a contact for transportation management purposes; assembly of commuter information from Tenant's employees; carpools; vanpools and other ridesharing programs; public and private transit programs; and flexible work hours.

             (c) Upon reasonable advance notice to Landlord, Landlord shall make available to Tenant temporary parking areas containing no more than seven
     (7) parking spaces for each one thousand (1,000) rentable square feet of the Improvements (including the improvements constructed on the Expansion Premises, if applicable) upon any undeveloped land owned by Landlord within The Crossing Business Center that is suitable for providing temporary parking. Any preparation of such undeveloped land for such parking shall be subject to Landlord's reasonable approval and shall be at Tenant's sole cost and expense. Tenant's use of such temporary parking areas shall not exceed forty-five (45) days during any calendar year. The temporary parking areas will be deemed to constitute a portion of the Premises during the period of Tenant's use thereof for purposes of Paragraph 19. If Landlord no longer has undeveloped land within The Crossing Business Center suitable for providing temporary parking, then any additional parking that Tenant may need in excess of the parking available upon the Premises must be satisfied by utilizing the public streets adjacent to the Premises. Landlord makes no representation as to the availability of unimproved land within The Crossing Business Center for temporary parking or the availability of any parking on the adjacent public streets; however, if (i) undeveloped land within The Crossing Business Center suitable for providing temporary parking is not available and (ii) either (A) parking is prohibited by law on the adjacent public streets during the period of Tenant's temporary parking requirement or (B) Tenant reasonably determines that six (6) parking spaces for each one thousand (1,000) rentable square feet of the Improvements is not available on those portions of the adjacent public streets designated on Exhibit "G" during the period of Tenant's temporary parking requirement, Landlord shall provide Tenant with a temporary parking area for such period at some other location within reasonable proximity to the Premises and if a shuttle vehicle is required in order to provide transportation for Tenant's employees to and from such other parking location, Landlord shall promptly reimburse Tenant for the cost of operating such shuttle vehicle during such temporary period. The provisions of this Paragraph 41(c) shall apply only to the Original Tenant, any Affiliate Assignee and any other assignee of Tenant's entire interest in this Lease which is permitted pursuant to the provisions of Paragraph 26 above, but only where such other assignee does not have a need for temporary parking requirements which are greater than those of the Original Tenant.

             (d) All parking provided to Tenant under this Paragraph 41 shall be free of charge during the initial Term and during any Option Term, except that Tenant shall be responsible for any tax or other governmental assessment imposed on Tenant's parking.

     42. Terms and Headings.

         The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

     43. Examination of Lease.

         Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

     44. Time.

         Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

     45. Prior Agreement; Amendments.

         This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not incorporated herein.

     46. Severability.

         Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

     47. Recording.

         Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other and if such recording occurs, it shall be at the sole cost and expense of the party requesting the recording, specifically including any documentary transfer taxes.

     48. Limitation on Liability.

         The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease. Any liability of Landlord under this Lease shall be limited to Landlord's interest in the Premises, but in no event shall such interest be deemed to be less than One Million One Hundred Twenty- Five Thousand Dollars ($1,125,000.00) for purposes of this Paragraph 48.

     49. Riders.

         Clauses, plats, exhibits and riders, if any, affixed to this Lease are a part hereof.

     50. Signs.

         Tenant shall not place any sign within any area of the Premises which is visible from outside the Premises without Landlord's prior written consent. Landlord's consent shall not be unreasonably withheld, provided that any such signage shall comply with Landlord's standard graphics package for the Project and no building-top signage shall be permitted. Landlord shall have the right to remove any sign which has not been previously approved in writing.

     51. Modification for Lender.

         If in connection with obtaining construction, interim or permanent financing for the Premises, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder in any way and do not adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

     52. Accord and Satisfaction.

         No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement whether expressly contained in this Lease or imposed by any statute or at common law.

     53. Financial Statements.

         If required in connection with a prospective sale or financing of the Premises at any time during the term of this Lease, Tenant shall, upon thirty
(30) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. If Tenant is not publicly held, Landlord shall keep, and shall direct any prospective purchaser or lender to keep, such financial statements confidential except to the extent disclosure is required to any accountants or other consultants retained by Landlord or such prospective purchaser or lender.

     54. Tenant as Corporation.

         If Tenant executes this Lease as a corporation, then Tenant represents and warrants that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord upon request, and in accordance with the By-Laws of Tenant.

     55. No Partnership or Joint Venture.

         Nothing in this Lease shall be deemed to constitute Landlord and Tenant as partners or joint venturers. It is the express intent of the parties hereto that their relationship with regard to this Lease be and remain that of landlord and tenant.

     56. Force Majeure.

         Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the "FORCE MAJEURE"), except with respect to
(i) the obligations imposed with regard to rent and other charges to be paid by Tenant or any monetary obligations to be paid by Landlord pursuant to this Lease, and (ii) Landlord's obligations to make timely payments of the Allowance pursuant to the Work Letter Agreement, notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

         IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

TENANT:                                LANDLORD:

WILLIAMS-SONOMA, INC., a California    HOWARD HUGHES PROPERTIES,
corporation                            LIMITED PARTNERSHIP, a Delaware
                                       limited partnership

By: _______________________________
    Print Name:____________________    By: THE HOWARD HUGHES
    Print Title:___________________        CORPORATION (formerly known
                                           as Summa Corporation), a Delaware
                                           corporation, its sole general partner

                                           By: _________________________________
                                               Print Name:______________________
                                               Print Title:_____________________

                                   EXHIBIT "A"

                          LEGAL DESCRIPTION OF PREMISES

                                (To be attached)



                                   EXHIBIT "A"

                                   EXHIBIT "A"

                                   EXHIBIT "A"

                                   EXHIBIT "A"

                                   EXHIBIT "A"

                                   EXHIBIT "A"

                                   EXHIBIT "B"

                                    SITE PLAN

                     [Site Plan needs to depict the Premises
                           and the Expansion Premises]

                                   EXHIBIT "B"

                                   EXHIBIT "C"

                              WORK LETTER AGREEMENT

         This Work Letter Agreement supplements the Office Lease (the "LEASE") dated concurrently herewith, by and between Landlord and Tenant, covering certain premises described in the Lease (the "PREMISES"). All terms not defined herein shall have the same meaning as set forth in the Lease.

     1.  Construction of Base Improvements and Tenant Improvements.

         Landlord shall construct, through its designated contractor, the "BASE IMPROVEMENTS" described on Schedule 1 attached hereto. In addition, Landlord shall construct, through its designated contractor, all other portions of the building to be occupied by Tenant pursuant to the Lease (collectively, the "TENANT IMPROVEMENTS") in accordance with the Final Plans for the Tenant Improvements approved by Landlord and Tenant pursuant to Paragraph 2 below. The Base Improvements and Tenant Improvements are collectively referred to as the "IMPROVEMENTS." All Improvements shall be constructed pursuant to this Work Letter Agreement and shall be performed only by Landlord's designated contractor.

     2.  Plans and Specifications for Improvements.

         2.1 All plans and specifications, and approvals or disapprovals thereof for the Tenant Improvements shall be submitted in accordance with the schedule set forth in Paragraph 6 below.

         2.2 Tenant shall retain an architect reasonably approved by Landlord to prepare and deliver to Landlord for approval preliminary plans for the Tenant Improvements based upon Tenant's Outline Specifications dated September 25, 1995 (the "PRELIMINARY PLANS"). If Landlord shall disapprove of any portion of the Preliminary Plans, Landlord shall advise Tenant of such revisions, and reasons therefor, as are reasonably required by Landlord for the purpose of obtaining approval. Tenant shall then submit to Landlord, for Landlord's approval, a redesign of the Preliminary Plans, incorporating the revisions required by Landlord and such modifications thereof as are suggested by Tenant, said modifications to be subsequently approved by Landlord prior to Tenant's submission of Final Plans.

         2.3 Tenant shall cause its architect to prepare from the approved Preliminary Plans complete architectural plans, drawings and specifications for the Tenant Improvements and, utilizing Landlord's designated mechanical, electrical and structural engineers, complete engineered and cross coordinated mechanical, electrical and structural working drawings for the Tenant Improvements. Such complete plans, drawings and specifications are referred to herein as the "FINAL PLANS". All items shown on the Final Plans other than the Base Improvements shall be considered to be Tenant Improvements. Tenant shall submit the Final Plans for the approval of Landlord in the same manner as provided in Subparagraph 2.2 above for approval by Landlord of the Preliminary Plans.

         2.4 Tenant acknowledges that, unless specifically shown as Landlord's responsibility on the Final Plans, the Improvements shall not include, and Landlord shall not be responsible for, the design, construction or installation of, various nonstructural items which Tenant may find desirable for the Premises including, without limitation, furniture, trade fixtures, office equipment, telephone, telecommunications and data equipment and systems, plantscaping, artwork or cabling required in connection with any of these items and Tenant may enter the Premises to install these items as provided in, and subject to, Paragraph 5 below.

     3.  Allowance for Work and Work Cost.

         3.1 Landlord shall construct the Base Improvements at Landlord's cost. Tenant shall receive from Landlord an allowance (the "ALLOWANCE") of $896,675.00 (i.e., $25.00 per rentable square foot multiplied by 35,867 rentable square feet of the Improvements), which

                                  EXHIBIT "C"

Allowance shall be used solely for Work Costs for the Tenant Improvements. All Tenant Improvements, whether or not the cost thereof is covered by the Allowance, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Term of this Lease. Tenant shall be entitled to no payment or rent reduction for any part of the Allowance not used by Tenant. Tenant shall have the option, exercisable by written notice to Landlord at any time prior to the time Tenant would otherwise be required to pay any excess Work Costs to Landlord pursuant to Paragraph 3.7 below, to increase the amount of the Allowance by up to Ten Dollars ($10.00) per rentable square foot of the Improvements. If Tenant exercises such option, the Monthly Basic Rent shall be increased by an amount calculated to fully amortize the amount by which the Allowance is so increased, based upon equal monthly payments of principal and interest, with interest imputed at the rate of twelve percent (12%) per annum on the outstanding principal balance, over a ten (10) year amortization period commencing as of the Commencement Date (or, as to the Expansion Premises, over the period from the commencement of Tenant's lease of the Expansion Premises until the expiration of the initial ten (10) year initial Term).

         3.2 As used herein, "WORK COSTS" mean (i) all out-of-pocket fees and expenses incurred by Landlord in connection with the design and construction of the Tenant Improvements, including, without limitation, architectural and engineering fees for the preparation of the Preliminary Plans and Final Plans,
(ii) the actual contractor costs and charges for material and labor, contractor's profit, overhead and general conditions incurred by Landlord in having the Tenant Improvements constructed in accordance with the Final Plans,
(iii) Governmental agency plan check, permit and other fees and sales and use taxes, (iv) testing and inspection costs, (v) any paint touch-up or repair work necessary due to Tenant's move into the Premises, and (vi) all other reasonable costs expended or to be expended by Landlord in the construction of the Tenant Improvements.

         3.3 As promptly as practicable following Tenant's approval of the Final Plans, Landlord shall submit to Tenant a written estimate of the Work Costs for the Tenant Improvements. Thereupon, Tenant shall either approve the estimate or disapprove specific items and submit to Landlord proposed revisions of Final Plans to reflect the deletion of and/or substitution for such disapproved items. Any such deletions and/or substitutions to the Final Plans will be processed in accordance with Subparagraphs 3.8 and 3.9 below. Upon Tenant's final written approval of said estimate, such approved estimate to be referred to herein as the "WORK COST STATEMENT", Landlord shall have the right to purchase special materials requiring extended delivery time as set forth on the Final Plans and to commence the construction of the items included in said Work Cost Statement pursuant to Paragraph 4 hereof.

         3.4 The contractor cost of improvements shall be the sum of the actual cost to Landlord's contractor, plus a contractor's fee for profit, overhead and general conditions. The fee for profit shall not exceed five point five percent (5.5%) of all other items under the contract and overhead and general conditions shall be allocated by Landlord to the Base Improvements and the Tenant Improvements based upon their respective costs. Wherever practicable, Landlord shall cause its contractor to obtain a minimum of three (3) bids.

         3.5 If any amendment or supplement to the Final Plans shall require changes in the Base Improvements, the increased cost of the Base Improvements caused by such changes shall be charged as a Work Cost. The cost thereof shall include all direct architectural and/or engineering fees and expenses in connection therewith.

         3.6 Landlord's written estimate of the Work Costs shall include a reasonable contingency to allow for changes in the Tenant Improvements and/or other unforeseen costs and expenses arising after Tenant's approval thereof.

         3.7 In the event that the Work Cost Statement exceeds the Allowance (as may be increased by Tenant pursuant to Paragraph 3.1 above), Tenant shall pay fifty percent (50%) of the excess to Landlord within five (5) business days of its delivery of final written approval of the Work Cost Statement. The remaining fifty percent (50%) of any such excess shall be paid by Tenant to Landlord, as additional rent, within five (5) business days after the Commencement Date.

                                  EXHIBIT "C"

         3.8 In the event that changes to the Final Plans are requested by Tenant and approved by Landlord or required by any governmental agency subsequent to Landlord's approval thereof, the changes shall be incorporated into the work by means of change order.

         3.9 Any change orders to the approved Final Plans which are requested by Tenant and approved by Landlord or required by any governmental agency shall be forwarded to Landlord for approval and costing. Tenant shall be given a written cost estimate for the completion of said change order which must be approved and paid for by Tenant prior to the commencement of work; provided, however, that Landlord shall pay the cost of the change to the extent of any remaining Allowance (as may be increased as provided in Paragraph 3.1 above).

         3.10 Except as provided in Paragraph 3.7 hereof, Tenant shall pay Landlord all amounts due under this Work Letter Agreement within five (5) business days of billing. Should Tenant reasonably dispute the amount of any billing, Tenant shall make payment on all portions which are not disputed. Any unpaid portions, whether undisputed or disputed on which Landlord ultimately prevails, shall bear interest from the due date at the Interest Rate.

         3.11 The parties acknowledge that the Allowance shall not be charged for any costs required to correct any errors or omissions of Landlord or the general contractor retained by Landlord or for any costs resulting from the negligence or willful misconduct of Landlord or the general contractor retained by Landlord.

     4.  Construction.

         4.1 Following Tenant's approval of Landlord's Work Cost estimate, Tenant's payment of any amount by which such estimate exceeds the Allowance (as provided in, and subject to, Paragraph 3.7 above) and receipt by Landlord of all relevant governmental agency approvals and permits, Landlord shall cause its general contractor to commence the construction of the Improvements. Landlord and/or such general contractor shall have the right to cause all or any portion of such work to be performed by one or more subcontractors. Landlord shall furnish Tenant with a schedule setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Tenant during such construction, and Landlord may from time to time during the prosecution of the Improvements modify or amend such schedule due to delays encountered by Landlord; provided, however, that this sentence is not intended to, and shall not, supersede Paragraphs 7.2 and 7.3 below. Landlord shall endeavor to meet such schedule (as the same may be modified or amended). Except as provided in Paragraphs 7.2 and 7.3 below, Landlord shall not be liable for any direct or indirect damages as a result of delays in construction.

         4.2 If Tenant shall request any change in the Final Plans ("CHANGE ORDER"), Tenant shall cause the architect to prepare and submit to Landlord a revised set of the Final Plans prepared in accordance with Subparagraph 2.3 above, for Landlord's approval. Any approved Change Orders shall initiate a new written estimate of Work Costs which must be approved by Tenant pursuant to the procedures set forth in Subparagraph 3.3 above. In order to account for Landlord's administrative services, Landlord shall be entitled to add an administrative charge to the Work Cost in an amount equal to five percent (5%) of any additional costs resulting from a Change Order in excess of Fifty Thousand Dollars ($50,000.00). No such fee shall be charged for Change Orders of less than Fifty Thousand Dollars ($50,000.00). Any delay in the construction of Improvements as a result of any Change Orders requested by Tenant shall be a Tenant Delay (as defined in Paragraph 7 below).

         4.3 In connection with the construction of the Improvements, each party shall be entitled to rely upon the other party's construction representative who shall be as follows: Landlord's Construction Representative:
Frank Beck, Tenant's Construction Representative: Susan Brown. Each respective construction representative shall have the authority to make binding commitments relative to the Improvements on behalf of the party appointing such construction representative. All inquiries of Tenant pertaining to construction of the Improvements shall be directed in writing to Landlord's Construction Representative. A party may designate a substitute construction representative by giving written notice to the other party

                                  EXHIBIT "C"
at any time. Any representatives of Tenant who desire to visit the Premises during construction of the Improvements must obtain the prior consent of Landlord and the general contractor.

     5.  Decorating by Tenant.

         Landlord shall make the Premises reasonably available to Tenant during the last thirty (30) days of construction of the Improvements for the purpose of decorating, furnishing and moving into the Premises and installation of Tenant's telephone system and cabling. Such early entry by Tenant shall be subject to scheduling by Landlord and such rules and regulations as Landlord may establish in order to minimize any interference in Landlord's completion of the Improvements. If at any time such entry shall cause or threaten a delay in the construction of the Improvements, Landlord may terminate Tenant's right to such early entry. Prior to Tenant's entry, Tenant shall deliver evidence to Landlord that Tenant has obtained the insurance required under Paragraph 21 of the Lease. Tenant shall be responsible for any damage to the Improvements caused by Tenant's entry.

     6.  Schedule.

         Preparation and approval of the Preliminary Plans, Final Plans and the Work Cost Statement shall proceed as indicated below.

                       Action                                       Responsibility                  Due Date
                       ------                                       --------------                  --------
(i)           Submission and approval of the                       Landlord and Tenant        To be prepared by
              Preliminary Plans                                                               Tenant's architect and
                                                                                              approved by Landlord
                                                                                              and Tenant based upon
                                                                                              regularly scheduled
                                                                                              meetings during
                                                                                              January, 1996.

(ii)          Submission of Final Plans to                               Tenant               January 31, 1996
              Landlord

(iii)         Delivery of written notice                                Landlord              Three (3) business days
              approving or disapproving Final                                                 after (ii)
              Plans

(iv)          Submission, if necessary, of                               Tenant               Five (5) business days
              redesign of Final Plans                                                         after (iii)

(v)           Delivery of written notice of final                       Landlord              Three (3) business days
              approval of Final Plans (if (iv) is                                             after (iv)
              necessary)

(vi)          Submission of Work Cost estimate                          Landlord              Two (2) business days
              to Tenant                                                                       after Landlord's
                                                                                              approval of Final Plans

(vii)         Delivery of written notice of final                        Tenant               Two (2) business days
              approval of Work Cost Statement                                                 after (vi)

     7.  Delays.

         7.1 Notwithstanding the Estimated Commencement Date provided in Subparagraph 1(j) of the Lease, Tenant's obligation for the payment of rent as defined within the Lease shall not commence until the actual Commencement Date as defined in Subparagraph 1(k) of the Lease; provided, however, that if Landlord shall be delayed in substantially completing the Improvements as a result of any of the following ("TENANT DELAYS"):

                                  EXHIBIT "C"

             (i) Tenant's failure to complete any action item which is the responsibility of Tenant on or before the due date specified in Paragraph 6 above, or

             (ii) Tenant's changes to Final Plans after the final submission date in Subparagraph 6(vii) above, or Tenant's approval thereof, whichever is earlier, or

             (iii) Any delay caused by Tenant's entry pursuant to Paragraph 5, or

             (iv) Any delay of Tenant in making payment to Landlord for Tenant's share of Work Cost as provided in Subparagraph 3.7 above, or

             (v)   Any other delay caused by Tenant,

then the Term of the Lease shall nevertheless commence and the Commencement Date shall be the date it would have been had the delay not occurred.

         7.2 The term "OUTSIDE DATE" shall mean August 1, 1996; provided, however, that such August 1, 1996 date shall be extended on a day-for-day basis to the extent that Landlord is delayed in substantially completing the Improvements as a result of any Tenant Delays and/or Force Majeure. In the event that the Commencement Date does not occur on or before the Outside Date (as so extended), then (i) Tenant's obligation to pay Monthly Basic Rent shall not commence until the Commencement Date, (ii) for each day after the Outside Date (as so extended) in which the Commencement Date has not occurred, (a) Tenant's first obligations to pay Monthly Basic Rent shall be abated for two days and (b) the date of expiration of the initial Term shall be extended for two (2) days. By way of example only, and not as limitation upon the foregoing, if there are ten (10) days of Force Majeure delays and five (5) days of Tenant Delays and if the Commencement Date occurs on August 20, 1996, then the Outside Date shall be August 15, 1996, Tenant's obligation to pay Monthly Basic Rent shall be abated until August 30, 1996 and the initial Term shall expire on August 30, 2006.

         7.3 The term "OUTSIDE TRAINING DATE" shall mean September 1, 1996; provided, however, that such September 1, 1996 date shall be extended on a day-for-day basis to the extent that Landlord is delayed in substantially completing the Improvements as a result of any Tenant Delays and/or Force Majeure. In the event that the Commencement Date does not occur on or before the Outside Training Date (as so extended), then in addition to Tenant's rights under Paragraph 7.2 above, (i) Landlord shall reimburse Tenant, within thirty
(30) days after Landlord's receipt of a reasonably particularized invoice and other evidence of payment reasonably requested by Landlord, for the excess ("TRAINING EXCESS") of any actual, out-of-pocket costs incurred by Tenant in order to train Tenant's employees who will be working from the Premises as of the Commencement Date over and above the amount of actual, out-of-pocket expenses Tenant would have incurred in order to train such employees had the Commencement Date occurred on or before the Outside Training Date (as so extended), and (ii) the date of expiration of the Initial Term shall be extended (in addition to the extension described in Subparagraph 7.2(ii)(b) above) for a sufficient number of days so that the Monthly Basic Rent paid by Tenant for the Premises during such extension shall be equivalent to the amount of the Training Excess so paid by Landlord.

                                  EXHIBIT "C"

TENANT:                                LANDLORD:
WILLIAMS-SONOMA, INC., a California    HOWARD HUGHES PROPERTIES,
corporation                            LIMITED PARTNERSHIP, a Delaware
                                       limited partnership

By: _______________________________
    Print Name:____________________    By: THE HOWARD HUGHES
    Print Title:___________________        CORPORATION (formerly known
                                           as Summa Corporation), a Delaware
                                           corporation, its sole general partner

                                           By: _________________________________
                                               Print Name:
                                               Print Title:

                                  EXHIBIT "C"

                                   SCHEDULE 1

                        DESCRIPTION OF BASE IMPROVEMENTS

The following is a description of Base Improvements for the Premises. Any items not specifically identified are intended to be included with the Tenant Improvements. Reference the attached plans and elevations which approximate the contemplated base building design.

Sitework

     - Parking will be provided for approximately 245 cars. Paving sections will be installed as recommended in the geotechnical report.

     -   Handicapped parking will be provided adjacent to the main entrance.

     - Utilities will be brought to the building with all necessary fees paid to obtain a TCO for the base building. Sewer connection fees are paid when fixtures are designed and installed. Sewer connection fees will be paid as part of the Tenant Improvements.

     - A secondary source for telephone was requested by Tenant and the second service will be installed with the Base Improvements but paid for as part of the Tenant Improvements.

     - The emergency generator will be sized and accounted for with the Tenant Improvements. Allowances will be made with the Base Improvements to support the generator location at the northwest corner of Phase I. All costs to support the generator are part of the Tenant Improvements.

     - Site lighting shall meet code with a minimum 1 fc in the parking lot area.

     -   The transformer will be located unscreened adjacent to the generator.

     - A concrete patio and adjacent landscaped area will be located at the rear of the building.

     - A monument sign meeting Summerlin guidelines will be designed and installed at a single location at the building entrance.

Base Building

     - The structure is to be tilt-up concrete panels with glass area as shown on the attached elevations.

     - The roof system will be an unpainted wood panelized system with 16' clear to the bottom of the trusses. Roofing will be a 4-ply built-up roof with 3-1/2" of rigid insulation to eliminate batt insulation in the space.

     - The roof system will be designed to support 5 ton units throughout the building.

     - Roof insulation will be designed to meet the Energy Guide requirements and to meet the local design standards. The roof insulation is anticipated to be rigid insulation. Wall insulation will be installed as a part of the Tenant Improvements. This will accommodate the need to install facilities in the exterior walls.

     - Window coverings will be designed and installed with the Tenant Improvements.

     -   4' x 8' skylights will be installed throughout the call center.

     -   A canopy will be provided at the main entrance.

     - Other than bringing primary service into the building, no in-slab facilities have been identified for Tenant Improvements.

                                   SCHEDULE 1

                                   EXHIBIT "D"

                              RENTABLE SQUARE FEET

         1. The term "RENTABLE SQUARE FEET" of the Improvements as used in the Lease shall be deemed to mean the Construction Area of the Improvements as determined in accordance with the Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1980 (the "BOMA STANDARD").

         2. For purposes of establishing the initial Annual Basic Rent and Monthly Basic Rent as shown in Paragraph 1 of the Lease and the amount of the Allowance, the number of rentable square feet of the Improvements is deemed to be as set forth in Subparagraph 1(g) of the Lease. Within ninety (90) days following the Commencement Date, Landlord's architect will redetermine the actual number of rentable square feet of the Improvements, based upon the criteria set forth in Paragraph 1 above, and thereupon Annual Basic Rent, Monthly Basic Rent and the Allowance shall be retroactively adjusted accordingly.

                                   EXHIBIT "D"

                                   EXHIBIT "E"

                                 SAMPLE FORM OF
                           NOTICE OF LEASE TERM DATES

TO:________________________                             Date:  _________________

         Re: Lease dated __________________________, 19__ between HOWARD HUGHES
PROPERTIES, LIMITED PARTNERSHIP, a Delaware limited partnership, Landlord, and WILLIAMS-SONOMA, INC., a California corporation, Tenant, concerning Premises located at __________ Covington Cross Drive, Las Vegas, Nevada ____________.

Gentlemen:

         In accordance with the subject Lease, we wish to advise and/or confirm as follows:

         1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the subject Lease.

         2. That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the subject Lease, the Term of said Lease shall commence as of __________ for a term of ten (10), ending on ___________________, with one (1) option to extend for five (5) years.

         3. That in accordance with the subject Lease, rental commenced to accrue on_________________________.

         4. If the commencement date of the subject Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in said Lease.

         5. Rent is due and payable in advance on the first day of each and every month during the term of said Lease. Your rent checks should be made payable to __________________________________ at ____________________________.

                               AGREED AND ACCEPTED

TENANT:                               LANDLORD:
WILLIAMS-SONOMA, INC., a California   HOWARD HUGHES PROPERTIES,
corporation                           LIMITED PARTNERSHIP, a Delaware
                                      limited partnership

By: _______________________________
    Print Name:____________________   By: THE HOWARD HUGHES
    Print Title:___________________       CORPORATION (formerly known
                                          as Summa Corporation), a Delaware
                                          corporation, its sole general partner

                                          By: _________________________________
                                              Print Name:______________________
                                              Print Title:_____________________

                                  EXHIBIT "E"

                                   EXHIBIT "F"

                       SAMPLE FORM OF ESTOPPEL CERTIFICATE

         The undersigned, HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), with a mailing address c/o ___________________________________, _______________________________, and
WILLIAMS-SONOMA, INC., a California corporation ("TENANT"), hereby certify to _____________________________________, a _________________________________ as
follows:

         1. Attached hereto is a true, correct and complete copy of that certain lease dated __________, 19__ between Landlord and Tenant (the "LEASE"), which demises premises located at _________________________________. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in paragraph 4 below.

         2.  The term of the Lease commenced on __________, 19__.

         3.  The term of the Lease shall expire on __________, 19__.

         4.  The Lease has: (Initial one)

         ( ) not been amended, modified, supplemented, extended, renewed or assigned.

         ( ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:_____
_______________________________________________________________________________.

         5.  Tenant is now in possession of said premises.

         6. Tenant and Landlord acknowledge that the Lease will be assigned to __________________________ and no modification, adjustment, revision or cancellation of the lease or amendments thereto shall be effective unless written consent by _____________________ is obtained, and that until further notice, payments under the Lease may continue as heretofore.

         7.  The amount of fixed monthly rent is $_______________.

         8. The amount of security deposits (if any) is $____________. No other security deposits have been made.

         9. Tenant is paying the full lease rental, which has been paid in full as of the date hereof. No rent under the Lease has been paid more than thirty
(30) days in advance of its due date.

         10. All known work required to be performed by Landlord under the Lease has been completed.

         11. To Tenant's actual knowledge, there are no defaults on the part of the Landlord or Tenant under the Lease.

         12. To Tenant's actual knowledge, Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

         13. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the Lease.

         All provisions of the Lease and amendments thereto (if any) referred to above are hereby ratified.

                                   EXHIBIT "F"

         The foregoing certification is made with the knowledge that ___________ _______________ is about to fund a loan to Landlord or purchase the demised premises from Landlord, and that ________________________ is relying upon the representations herein made in connection with such transaction.

     DATED:  ______________, 19__

TENANT:                                LANDLORD:

WILLIAMS-SONOMA, INC., a California    HOWARD HUGHES PROPERTIES,
corporation                            LIMITED PARTNERSHIP, a Delaware
                                       limited partnership

By: _______________________________
    Print Name:____________________    By: THE HOWARD HUGHES
    Print Title:___________________        CORPORATION (formerly known
                                           as Summa Corporation), a Delaware
                                           corporation, its sole general partner

                                           By: _________________________________
                                               Print Name:______________________
                                               Print Title:_____________________

                                   EXHIBIT "F"

                                   EXHIBIT "G"
                           PUBLIC STREET PARKING AREAS



                                   EXHIBIT "G"

                               STANDARD FORM LEASE


                                 BY AND BETWEEN

                 HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP

                                   "LANDLORD"


                                       AND


                             WILLIAMS-SONOMA, INC.,
                            A CALIFORNIA CORPORATION


                                    "TENANT"

                                TABLE OF CONTENTS

PARAGRAPH                                                                   PAGE
- ---------                                                                   ----
   1.      Terms and Definitions..........................................     1
   2.      Premises Leased................................................     2
   3.      Term...........................................................     3
   4.      Possession.....................................................     6
   5.      Annual Basic Rent..............................................     6
   6.      Rental Adjustment..............................................     6
   7.      Security Deposit...............................................    11
   8.      Use............................................................    11
   9.      Payments and Notices...........................................    12
   10.     Brokers........................................................    13
   11.     Holding Over...................................................    13
   12.     Taxes on Tenant's Property.....................................    13
   13.     Condition of Premises..........................................    13
   14.     Alterations....................................................    14
   15.     Repairs........................................................    16
   16.     Liens..........................................................    17
   17.     Entry by Landlord..............................................    18
   18.     Utilities and Services.........................................    18
   19.     Indemnification................................................    19
   20.     Damage to Tenant's Property....................................    19
   21.     Insurance......................................................    19
   22.     Damage or Destruction..........................................    21
   23.     Eminent Domain.................................................    23
   24.     Bankruptcy.....................................................    24
   25.     Defaults and Remedies..........................................    24
   26.     Assignment and Subletting......................................    26
   27.     Quiet Enjoyment................................................    27
   28.     Subordination..................................................    27
   29.     Estoppel Certificate...........................................    28
   30.     Building Planning..............................................    28
   31.     Rules and Regulations..........................................    28
   32.     Choice of Law..................................................    29
   33.     Successors and Assigns.........................................    29
   34.     Surrender of Premises..........................................    29
   35.     Professional Fees..............................................    29
   36.     Performance by Tenant..........................................    29
   37.     Mortgage and Senior Lessor Protection..........................    29
   38.     Definition of Landlord.........................................    29
   39.     Waiver.........................................................    30
   40.     Identification of Tenant.......................................    30
   41.     Parking and Transportation.....................................    30
   42.     Terms and Headings.............................................    31
   43.     Examination of Lease...........................................    31
   44.     Time...........................................................    31
   45.     Prior Agreement; Amendments....................................    31
   46.     Severability...................................................    32
   47.     Recording......................................................    32
   48.     Limitation on Liability........................................    32
   49.     Riders.........................................................    32
   50.     Signs..........................................................    32
   51.     Modification for Lender........................................    32
   52.     Accord and Satisfaction........................................    32
   53.     Financial Statements...........................................    32

   54.     Tenant as Corporation..........................................    33
   55.     No Partnership or Joint Venture................................    33
   56.     Force Majeure..................................................    33

                                                             Principal Reference
Exhibit                                                          in Paragraph
- -------                                                          ------------
  "A"     Legal Description of Premises                              2(a)
  "B"     Site Plan Showing Initial Premises and Expansion           2(a)
          Premises
  "C"     Work Letter Agreement                                      2(a)
  "D"     Rentable Square Feet                                       2(a)
  "E"     Sample Form of Notice of Lease Term Dates                   13
  "F"     Sample Form of Tenant Estoppel Certificate                  29
  "G"     Public Street Parking Areas                                 41

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                              PAGE
- ------------                                                              ----
Abatement Event.............................................................25
Actual Statement............................................................10
Affiliate Assignee..........................................................27
Allowance............................................................Exhibit C
Annual Basic Rent; Monthly Basic Rent........................................2
Approximate Rentable Square Feet within Improvements.........................1
Base Improvements....................................................Exhibit C
BOMA Standard........................................................Exhibit D
Brokers......................................................................2
CC&Rs.......................................................................11
Change Order.........................................................Exhibit C
Changes.....................................................................13
Claims......................................................................18
Commencement Date............................................................1
Comparable Projects..........................................................4
Cosmetic Changes............................................................14
Damage Notice...............................................................21
Damage Termination Date.....................................................21
Damage Termination Notice...................................................21
Eligibility Period..........................................................25
Estimate Statement...........................................................9
Estimated Commencement Date..................................................1
Exhibits.....................................................................2
Expansion Notice.............................................................3
Expansion Option.............................................................2
Expansion Premises...........................................................2
Extension Options............................................................3
Fair Market Rental Rate......................................................4
Final Plans..........................................................Exhibit C
Force Majeure...............................................................32
Improvements.................................................................1
Interest Rate...............................................................10
Landlord.....................................................................1
Landlord's Address...........................................................1
Landlord's Construction Representative.......................................2
Lease Year...................................................................2
Notice.......................................................................3
Operating Expenses Allowance.................................................2
Option Rent..................................................................4
Option Rent Notice...........................................................4
Option Terms.................................................................4
Original Tenant..............................................................3
Outside Agreement Date.......................................................5
Outside Date.................................................................5
Outside Training Date........................................................5
Overridden Claims...........................................................18
Permitted Use................................................................2
Preliminary Plans....................................................Exhibit C
Premises.....................................................................1
Premises Address.............................................................1
Project......................................................................2
Punch List Items.............................................................2
Qualified Appraiser..........................................................5
real property taxes..........................................................8
rentable square feet.................................................Exhibit D
Rules and Regulations.......................................................28
Service Facilities..........................................................14
Tenant.......................................................................1
Tenant Delays........................................................Exhibit C
Tenant Improvements..................................................Exhibit C
Tenant's Address.............................................................1
Tenant's Construction Representative.........................................2
Term.........................................................................1
Training Excess..............................................................5
Work Cost Statement..................................................Exhibit C
Work Costs...........................................................Exhibit C